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                                                                    Exhibit 10.8

OFFICE LEASE

         BETWEEN

         302 TOWN CENTRE LIMITED

         - AND -

         DELANO TECHNOLOGY CORP.

         PART OF THE 2ND FLOOR, 3RD FLOOR & 4TH FLOOR
         302 TOWN CENTRE BOULEVARD
         MARKHAM, ONTARIO


INDEX
OFFICE LEASE

TABLE OF CONTENTS



ARTICLE 1
SPECIAL PROVISIONS


ARTICLE 2
PREMISES, TERM AND ACCEPTANCE
OF THE PREMISES

Section 2.1       Premises
Section 2.2       Use of Additional Areas
Section 2.3       Grant and Term
Section 2.4       Construction of Premises


ARTICLE 3
RENT

Section 3.1       Covenant to Pay
Section 3.2       Basic Rent
Section 3.3       Pre-Authorized Payments/Postdated Cheques
Section 3.4       Advance Rent
Section 3.5       Rent Past Due
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ARTICLE 4
TAXES AND OPERATING COSTS

Section 4.1       Taxes Payable by Landlord
Section 4.2       Taxes Payable by Tenant
Section 4.3       Business Taxes and Other Taxes of the Tenant
Section 4.4       Tenant's Proportionate Share of Operating Costs
Section 4.5       Payment of Taxes and Operating Costs
Section 4.6       Administration Fee


ARTICLE 5
BUILDING - CONTROL AND SERVICES

Section 5.1       Control of the Building
Section 5.2       Landlord's Services
Section 5.3       Tenant's Responsibilities
Section 5.4       Relocation of the Premises - Intentionally Deleted
Section 5.5       Additional Services


ARTICLE 6
UTILITIES

Section 6.1       Charges for Utilities


ARTICLE 7
USE OF THE PREMISES

Section 7.1       Use of the Premises
Section 7.2       Conduct of Business
Section 7.3       Observance of Law
Section 7.4       Hazardous Substances


ARTICLE 8
INSURANCE AND INDEMNITY

Section 8.1       Tenant's Insurance
Section 8.2       Increase in Insurance Premiums
Section 8.3       Cancellation of Insurance
Section 8.4       Loss or Damage - Intentionally Deleted
Section 8.5       Landlord's Insurance


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Section 8.6       Indemnification - Intentionally Deleted
Section 8.7       Release and Indemnification


ARTICLE 9
MAINTENANCE, REPAIRS AND ALTERATIONS

Section 9.1       Maintenance and Repairs by the Landlord
Section 9.2       Maintenance and Repairs by the Tenant
Section 9.3       Landlord's Approval of the Tenant's Repairs
Section 9.4       Removal and Restoration by the Tenant
Section 9.5       Tenant to Discharge all Liens
Section 9.6       Signs and Advertising
Section 9.7       Tenant Not to Overload Facilities
Section 9.8       Tenant Not to Overload Floors


ARTICLE 10
DAMAGE AND DESTRUCTION

Section 10.1      Destruction of the Premises
Section 10.2      Destruction of the Building
Section 10.3      Expropriation
Section 10.4      Architect


ARTICLE 11
ASSIGNMENT AND SUBLETTING

Section 11.1      Assignment and Subletting
Section 11.2      Assignment by the Landlord


ARTICLE 12
ACCESS AND ALTERATIONS

Section 12.1      Right of Entry


ARTICLE 13
STATUS STATEMENT, SUBORDINATION AND ATTORNMENT

Section 13.1      Status Statement
Section 13.2      Subordination and Attornment
Section 13.3      Attorney
Section 13.4      Financial Information



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ARTICLE 14
DEFAULT

Section 14.1      Right to Re-enter
Section 14.2      Right to Relet
Section 14.3      Expenses
Section 14.4      Waiver of Exemption from Distress
Section 14.5      Landlord's Rights
Section 14.6      Remedies Generally


ARTICLE 15
MISCELLANEOUS

Section 15.1      Rules and Regulations
Section 15.2      Intent and Interpretation
Section 15.3      Overholding - No Tacit Renewal
Section 15.4      Tenant Partnership or Group
Section 15.5      Waiver
Section 15.6      Accord and Satisfaction
Section 15.7      Force Majeure
Section 15.8      Notices
Section 15.9      Registration
Section 15.10     Accrual of Basic Rent and Additional Rent
Section 15.11     Compliance with the Planning Act
Section 15.12     Quiet Enjoyment
Section 15.13     Consent and Approval
Section 15.14     Non-Liability


ARTICLE 16
DEFINITIONS



SCHEDULE "A"      -   LEGAL DESCRIPTION
SCHEDULE "B"      -   FLOOR PLAN
SCHEDULE "C"      -   CONSTRUCTION OF THE PREMISES
SCHEDULE "D"      -   METHOD OF FLOOR MEASUREMENT - INTENTIONALLY DELETED
SCHEDULE "E"      -   RULES AND REGULATIONS
SCHEDULE "F"      -   ADDITIONAL PROVISIONS






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                  THIS LEASE is made as of November 17, 1999.


B E T W E E N:

                      302 TOWN CENTRE LIMITED

                      (the "LANDLORD")

         OF THE FIRST PART


                           - and -

                      DELANO TECHNOLOGY CORP.

                      (the "TENANT")

         OF THE SECOND PART


         THIS LEASE WITNESSES that in consideration of the mutual covenants and agreements contained in this Lease and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties) the parties covenant and agree as follows:


         ARTICLE 1
         SPECIAL PROVISIONS

                  The following are certain special provisions, which are part of, and are referred to in subsequent provisions of this Lease. Any conflict or inconsistency between these special provisions and the provisions contained elsewhere in this Lease will be resolved in favour of the provisions contained elsewhere in this Lease:


SECTION 1.1       PREMISES

                  The Premises shall be all of the third and fourth floors and that part of the second floor of the Building, outlined in red on Schedule "B" attached hereto of the Building. The Premises contain a Rentable Area of approximately THIRTY-FOUR THOUSAND, FOUR HUNDRED AND EIGHTEEN (34,418) square feet. (Section 2.1).


SECTION 1.2       FIXTURING PERIOD  -  Intentionally Deleted.


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SECTION 1.3       COMMENCEMENT DATE AND TERM

                  The Term shall be a period of 10 years commencing on March 1, 2000 (the "Commencement Date") and ending on February 28, 2010, unless sooner terminated or extended as provided for in this Lease.
                  Provided that if there is any Landlord's Work to be performed, the Commencement Date is subject to adjustment in accordance with Section 2.4.


                  Notwithstanding any change in the Commencement Date calculated in accordance with the preceding provisions hereof, the Term shall expire on the date set forth for such expiry in the first paragraph of this Section 1.3, subject always to earlier termination as provided for in this Lease.

SECTION 1.4       BASIC RENT

                  Annual payments during the Term based upon the following annual rates per square foot of the Rentable Area of the Premises and payable in accordance with the terms of this Lease, as follows:

         Period                     Annual       Monthly         Rate per
         of Term                    Basic Rent   Basic Rent      Square Foot

         Commencement Date to
         end of the first month     $0.00        $0.00           $0.00
         of the Term

         One (1) month  after the
         Commencement Date to       $413,016.00  $34,418.00      $12.00
         February 28, 2005

         March 1, 2005 to           $481,852.00  $40,154.33      $14.00
         February 28, 2010

SECTION 1.5       ADVANCE RENT

                  The sum of Seventy-Nine Thousand, Seven Hundred and Ninety-Two Dollars and Thirty-Six Cents ($79,792.36) (Section 3.4).

SECTION 1.6       ADDRESS OF LANDLORD (SECTION 15.8)

                  c/o 81 Ronald Avenue
                  Toronto, Ontario,  M6E 4M9

SECTION 1.7       ADDRESS OF TENANT (Section 15.8)

          Prior to the Commencement Date:

                  40 West Wilmont Street
                  Richmond Hill, Ontario,  L4B 1H8

                  From and after the Commencement Date:

                  The Premises.

SECTION 1.8       INDEMNIFIER (Appendix "A")

          None.


SECTION 1.9       ADDRESS OF INDEMNIFIER (Appendix "A")

          Not Applicable


SECTION 1.10      USE OF THE PREMISES (Section 7.1)

          The Tenant may use the Premises for office uses and as a training centre. The Tenant may also use the Premises for any other lawful use as long as it first obtains the Landlord's consent, which consent shall not be unreasonably withheld.


SECTION 1.11      ADDITIONAL PROVISIONS

          See Schedule "F"


         ARTICLE 2
         PREMISES, TERM AND ACCEPTANCE
OF THE PREMISES


SECTION 2.1       PREMISES

          The Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Premises. As soon as reasonably possible and in any event prior to the Commencement Date, the Landlord shall provide to the Tenant a certificate of measurement from the Architect certifying the actual Rentable Area


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of the Premises and the Rentable Area of the Building. If such certificate shows that the actual Rentable Area of the Premises is more or less than thirty-four thousand, four hundred and eighteen (34,418) square feet of Rentable Area, the Basic Rent shall be adjusted accordingly. It is understood and agreed that the measurement will: (a) be in accordance with BOMA; and (b) be based upon an actual on-site measurement of the Premises and the Building and not upon the plans for the Premises or the Building. The Architect's certificate shall be binding on the parties, except in the case of manifest error or if such person has not acted in accordance with the standards of such person's profession.

SECTION 2.2       USE OF ADDITIONAL AREAS

          The Tenant's use of the Premises includes the non-exclusive right of the Tenant and persons having business with the Tenant in common with the Landlord and all others entitled, to the use of the Common Areas and Facilities.

SECTION 2.3       GRANT AND TERM

          The Tenant shall, subject to the terms of this Lease, have and hold the Premises during the Term (being the period referred to in Section 1.3 of the Special Provisions) subject to the observance and performance of the Tenant's Covenants.

SECTION 2.4       CONSTRUCTION OF PREMISES

         (a) The Landlord will substantially complete the work designated as "Landlord's Work" in accordance with the provisions of Schedule "C" prior to the Commencement Date.


         (b) If the Landlord is unable to substantially complete the Landlord's Work prior to the Commencement Date other than by reason of the Tenant's act or omission:

                  (i) the Commencement Date shall, for all purposes, be postponed to the first business day following the date that the Landlord substantially completes the Landlord's Work and the Term shall only commence and run from such date. The number of days from the original Commencement Date to such postponed Commencement Date is called the "Delayed Period". Provided however that if the plans to be agreed upon by the Landlord and the Tenant in respect of the Landlord's Work have not been delivered to the Architect prior to November 30, 1999, as approved (excluding interior design materials and finishes specifications), then the Delayed Period shall be reduced by the number of days from November 30 until such date as the plans, as approved are delivered to the Architect; and

                  (ii) the Landlord shall pay the Tenant an amount (provided such amount is a positive number) equal to $1,000.00 multiplied by the number of days in the Delayed Period in excess of 15 days (the "Damages Amount"), such amount representing the parties' genuine estimate of the damages that the Tenant will suffer as a result of the Landlord not substantially completing the Landlord's Work prior to April 1, 2000. Provided the

Tenant is not in default beyond any cure period provided for in the Lease, the Landlord shall pay the Damages Amount to the Tenant within 20 days following the date that the Landlord substantially completes the Landlord's Work, failing which the Tenant shall be entitled to deduct the Damages Amount from the Rent otherwise payable by the Tenant. If the Tenant is in default at the time the Damages Amount is to be paid by the Landlord and the Tenant subsequently cures its default and is not in default under the terms of the Lease, then the Landlord shall pay the Damages Amount within thirty (30) days following such cure.

         (c) If the Landlord's Work has only been substantially completed on the date that the Landlord delivers vacant possession of the Premises to the Tenant, the Landlord shall diligently proceed to fully complete all of the Landlord's Work as quickly as possible and in doing so shall take reasonable steps to minimize its interference with the Tenant's business operations in the Premises.

         (d) The Tenant shall, at its expense, carry out all additional work required to open the Premises for business. Such work shall be carried out in a good and workmanlike manner, using first class materials during the month immediately following the Commencement Date and otherwise in accordance with the provisions of this Lease.

         (e) Whenever the Landlord or the Tenant is required by the terms of this Lease to carry out any work, repairs or replacements to the Premises or, in the case of the Landlord, to the Building, including, without limitation, the Landlord's Work or the Tenant's Work, the Landlord and the Tenant shall: (i) use competent and qualified workers and, in the case of the Tenant, such workers shall be approved by the Landlord; (ii) perform such work in a good and workmanlike manner consistent with the general standards of first-class buildings similar to the Building; (iii) use defect free, good quality materials; and (iv) comply with all applicable laws, by-laws and building codes.

         (f) If there is a dispute as to (i) completion of the Landlord's Work, or (ii) the availability of the Premises for possession by the Tenant, or (iii) the Usable Area or the Rentable Area of the Premises, the opinion of the Architect will be final and binding.

         (g) The Tenant will examine the Premises before taking possession and unless the Tenant serves the Landlord with written notice specifying any deficiencies or defects within ten (10) days after the Commencement Date, the Tenant will be deemed to have examined the Premises and to have agreed that they are in good order and that the Landlord's Work, if any, has been satisfactorily completed. There is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling or redecorating of, or installation of equipment or fixtures in, the Premises, unless expressly set forth in this Lease.

         (h) Subject to subsection (b) hereof, the Tenant acknowledges that if there is a delay which results in the Building or the Landlord's Work not being completed on schedule, the Tenant shall and does hereby release the Landlord from all costs, expenses, claims, losses or damages suffered or incurred as a result of such delay whether or not caused, or to the extent contributed to, by the acts, omissions or negligence of the Landlord or those for whom it is at law responsible.

SECTION 2.5       COMPLETION OF THE PROJECT

          The parties acknowledge and agree that:

     (a) the Property is still in the process of being developed and completed and that the Landlord intends to construct two (2) additional buildings (the "ADDITIONAL BUILDINGS") on lands adjacent to the Lands;

     (b) the Building, the Additional Buildings and the lands on which they are situate will be operated by the Landlord as an integrated project (the "PROJECT");

     (c) the underground parking area currently serving the Building will serve the entire Project;

     (d) such ongoing construction activities shall not be a breach of the covenant of quiet enjoyment, a nuisance or constitute any type of activity entitling the Tenant to any sort of relief or claim, including without limitation, any claim for damages as a result of any of the Landlord's activities, except as set out in Section 2.4;

     (e) during such development or any future development, use of the Common Areas and Facilities may be temporarily impeded or obstructed or otherwise affected, but the Landlord shall take such steps as are necessary to ensure that there is always adequate parking for the tenants of the Building; and

     (f) upon such development being completed, the exterior Common Areas and Facilities of the Project (including, without limitation, the underground parking facilities) will be shared by the occupants of the Project and the costs related to the operation and maintenance (but excluding any Excluded Costs) of such Common Areas and Facilities will be allocated by the Landlord among the Property and the Additional Buildings comprising the Project in an equitable manner, and the amount so allocated to the Building will be included in the Operating Costs, and the Landlord shall, at the time of making its allocation, provide to the Tenant a written explanation as to its method of allocation.

         ARTICLE 3
         RENT


SECTION 3.1       COVENANT TO PAY

          The Tenant will pay Basic Rent and Additional Rent when due and payable as set out in this Lease from and after the Commencement Date unless otherwise specified in this Lease. All Rent shall be paid by the Tenant to the Landlord without notice or demand and without abatement, deduction or set-off for any reason whatsoever, except as may be expressly permitted by the terms of this Lease.


SECTION 3.2       BASIC RENT

          The Tenant will, from and after the Commencement Date and thereafter throughout the Term, pay the Landlord as Basic Rent, in equal consecutive monthly instalments, in advance on the first day of each calendar month of each Lease Year, the amounts specified in Section 1.4. Basic Rent will be pro-rated on a daily basis for any fractional month period at the beginning or end of the Term. When the Rentable Area of the Premises is determined the Basic Rent and Additional Rent shall, if necessary, be adjusted retroactively to the Commencement Date.


SECTION 3.3       PRE-AUTHORIZED PAYMENTS/POSTDATED CHEQUES

          At the Landlord's request, the Tenant will participate in a pre-authorized payment plan whereby the Landlord will be authorized to debit the Tenant's bank account each month or from time to time during each Lease Year in an amount equal to the Basic Rent and Additional Rent payable on a monthly basis, and, if applicable, generally any amount payable provisionally pursuant to the provisions of this Lease on an estimated basis. The Tenant hereby undertakes to sign a form of application which is the same or similar to Schedule "F" to give full force and effect to the foregoing within five (5) days of presentation.

          In lieu of the pre-authorized payment plan referred to above, the Landlord shall be entitled to require the Tenant to present at the beginning of each Lease Year a series of monthly postdated cheques for each such Lease Year for the aggregate of the monthly payments of Basic Rent and Additional Rent payable on a monthly basis, and, if applicable, generally any amount payable provisionally pursuant to the provisions of this Lease on an estimated basis.

          Despite the foregoing, so long as the tenant is Delano Technology Corp., the Tenant shall not be required to participate in any such pre-authorized plan or provide post-dated cheques unless it has been in monetary default on more than three (3) occasions. If more than three (3) defaults occur, the Tenant shall forthwith upon the request of the Landlord provide such pre-authorized payment authorization or post-dated cheques, at the Landlord's option, to the Landlord.


SECTION 3.4       ADVANCE RENT

          The Landlord acknowledges receipt of the sum specified in Section 1.5 of the Special Provisions as Advance Rent which it will apply towards the payment of Basic Rent (plus applicable GST) for the second and last months of the Term except that the

Landlord may apply all or part of the amount retained for application towards the last month's Basic Rent as compensation for any loss or damage arising from the breach by the Tenant of any provision of this Lease. This right will not be construed to limit the Landlord's other rights under this Lease or at law or to limit the amount recoverable by the Landlord for damages in respect of breaches by the Tenant of this Lease. If the Landlord uses all or part of the Advance Rent for the last month's Basic Rent as provided above, the Tenant will, upon notification by the Landlord, pay to the Landlord the amount required to reimburse it for the amounts so applied. The Landlord will not be required to pay interest to the Tenant on the Advance Rent. The Landlord may deliver the Advance Rent to any purchaser of the Landlord's interest in the Building or any part thereof, whereupon the Landlord will immediately be discharged from any further liability with respect to the Advance Rent. The Tenant will not assign or encumber its interest in the Advance Rent except in connection with a permitted Transfer, in which case the Tenant's interest in the Advance Rent will be deemed to have been assigned to the permitted Transferee as of the date of the Transfer.

SECTION 3.5       RENT PAST DUE

          If the Tenant fails to pay any Rent when due, then, in addition to all other rights and remedies available to the Landlord, the unpaid amounts will bear interest from the due date to the date of payment at an annual rate of four
(4) percentage points above the Prime Rate, calculated and compounded monthly or, at the Landlord's option, at the maximum annual rate permitted by law.

SECTION 3.6       ABATEMENT OF RENT

          If, as a result of any negligent omissions or actions of the Landlord or the Landlord's Employees, the Tenant is prevented from accessing or from carrying on its business in the Premises for more than 48 hours, then all Rent shall abate until such time as the Tenant is again able to carry on its business from the Premises. This section shall not apply in situations where the Landlord is exercising its right of distress or has re-entered or otherwise terminated the Lease due to the Tenant's default or in circumstances of force majeure which are otherwise dealt with in this Lease.


         ARTICLE 4
         TAXES, OPERATING COSTS AND ADMINISTRATION FEE


SECTION 4.1       TAXES PAYABLE BY LANDLORD

          The Landlord will pay directly to the taxing authority all Taxes. The Landlord may, nevertheless, defer payment of Taxes to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of Taxes. If any deferment results in interest payments, fines or other penalties being payable, the Landlord will be solely responsible for the payment of same.

SECTION 4.2       TAXES PAYABLE BY TENANT

(a) (i) If separate tax bills for the portion of Taxes relating to the Premises (the "Premises Taxes") are available, then the Tenant shall pay to the Landlord, or the taxing authorities if the Landlord so directs, the Premises Taxes for each Lease Year. The Tenant shall promptly deliver to the Landlord receipts evidencing the payment of all such Premises Taxes and such other information in connection therewith as the Landlord reasonably requires.

(ii) If there are no separate tax bills for Premises Taxes, but there are separate assessments for Premises Taxes, then the Landlord shall allocate to the Premises for such Lease Year, a portion of the Taxes determined by reference to such separate assessments, and the Tenant shall pay to the Landlord, the portion of such Taxes so allocated by the Landlord.

(iii) If there are no separate tax bills for Premises Taxes and there are no separate assessments for Premises Taxes, then the Tenant will pay its Proportionate Share of Taxes assessed against the Property. The Landlord will endeavour to obtain a separate assessment for the Property and its related facilities, for the purposes of determining the Taxes applicable to the Property.

(iv) As referred to Section 2.5 hereof, it is understood that the Building is one of several buildings to be developed on the Project, which other buildings may or may not be commercial buildings. The Landlord will endeavour to obtain a separate assessment for the Property, for the purposes of determining the Tenant's Proportionate Share of Taxes payable, but if it is not able to do so, the Tenant will pay a Proportionate Share of the Project's taxes, as allocated to the Property by the Landlord, acting reasonably, and the Landlord shall, at the time of making its allocation, provide to the Tenant a written explanation as to its method of allocation.

(b) If: (i) the Tenant or permitted Transferee or other occupant of the Premises shall elect to have the Premises or any part thereof assessed for separate school taxes; and (ii) there are no separate tax bills or separate assessments relating to the Premises, then the Tenant shall pay to the Landlord as Additional Rent, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made by the Tenant or the Transferee or other occupant of the Premises.

SECTION 4.3       GST

          In addition to the Rent payable hereunder, the Tenant will pay to the

Landlord (acting as agent for the taxing authority if applicable) or directly to the taxing authority (if required by the applicable legislation) in the manner specified by the Landlord, the full amount of all goods and services taxes, sales taxes, value-added taxes, multi-stage taxes, business transfer taxes and any other taxes imposed on the Landlord or the Tenant in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease (collectively and individually, "GST"). GST is payable by the Tenant whether characterized as a goods and services tax, sales tax, value-added tax, multi-stage tax, business transfer tax, or otherwise. GST so payable by the Tenant will: (i) be calculated by the Landlord in accordance with the applicable legislation; (ii) be paid by the Tenant at the same time as the amounts to which the GST applies are payable to the Landlord under the terms of this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and (iii) despite anything else in this Lease, be considered not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery with respect to such amounts as it has for non-payment of Rent under this Lease or at law.


SECTION 4.4       BUSINESS TAXES AND OTHER TAXES OF THE TENANT

(a) For the purposes of this section, "Business Taxes" means all business taxes, personal property taxes, licence fees or other similar rates and assessments levied or assessed against or in relation to the Tenant's business, assets, Leasehold Improvements and Fixtures in the Premises and which, if not paid, could either result in (i) a lien or other encumbrance being registered against title to the Lands; and/or (ii) the Landlord being liable for the payment of same.

(b) The Tenant will pay to the lawful taxing authorities all Business Taxes.


(c) The Tenant will indemnify and hold the Landlord harmless from and against payment of all loss, costs, charges and expenses occasioned by or arising from all Taxes and Business Taxes and any taxes which may in future be levied in lieu of or in addition to such amounts or which may be assessed against any rentals payable pursuant to this Lease in lieu of such amounts, whether against the Landlord or the Tenant, including, without limitation, any increase in Taxes and Business Taxes arising directly or indirectly out of any appeal or contestation by the Tenant.


SECTION 4.5       TENANT'S PROPORTIONATE SHARE OF OPERATING COSTS

          The Tenant will pay, in accordance with Section 4.7, the Tenant's Proportionate Share of Operating Costs for the Property, including, without limitation, a portion of the exterior Operating Costs for the Project as allocated to the Property by the Landlord.

SECTION 4.6       ADMINISTRATION FEE

          The Tenant will pay in accordance with Section 4.7, an Administration Fee equal to ten percent (10%) of the amounts payable under Sections 4.2, 4.5 and 6.1 (other than pursuant to section 6.1(a)) hereof), unless and for the period of time that the Landlord has retained a property management company for the Property (or the Project, as the case may be).
 .





SECTION 4.7       PAYMENT OF TAXES, OPERATING COSTS AND FEES

(a) The Tenant will pay the amounts payable under Sections 4.2, 4.3, 4.4, 4.5 and 4.6 according to estimates or revised estimates made by the Landlord from time to time in respect of periods determined by the Landlord. The Tenant's payments will be made in monthly instalments in advance, together with Basic Rent, for the periods in respect of which the estimates are made. When a bill for an estimated amount is received by the Landlord, the Landlord may bill the Tenant for the amount the Tenant is obligated to pay under this Lease and the Tenant will immediately pay the Landlord the billed amount (less amounts previously paid by the Tenant with respect to such billed amount on the basis of the Landlord's estimate and which amounts are to be credited to such billed amount).

(b) Within one hundred and twenty (120) days after the end of the period for which the estimated payments have been made or so soon thereafter as is reasonably possible, the Landlord will determine and advise the Tenant of the exact amount of the Tenant's obligations under Sections 4.2 , 4.3 (if applicable), 4.4 (if applicable), 4.5 and 6.1 and provide the Tenant with a statement setting out such amounts. If necessary, an adjustment will be made between the parties within fifteen (15) days after the Tenant receives such statement. This provision shall survive the expiration or earlier termination of the Term.

(c) Regardless of any other provision of this Lease, the amounts payable by the Tenant pursuant to sections 4.2 and 4.5 hereof for the calendar year 2000 will not exceed Ten Dollars ($10.00) per square foot of the Rentable Area of the Premises.

(d) At the Tenant's request, the Landlord shall either: (i) provide to the Tenant copies of all invoices, statements of account and all other reasonable items which the Tenant may require in order to facilitate its review and verification of the information contained in the statement referred to in subsection (b) hereof; or (ii) allow the Tenant during the Landlord's regular business hours, at the Landlord's head office and upon prior written notice to it, to inspect and make copies of (at the Tenant's expense) the Landlord's books and records relating to the information contained in such statement in order to allow the Tenant to verify the information contained in such statement. If the Tenant's review reveals errors in the statement which the Landlord does not dispute, the appropriate adjustments shall be made between the parties within thirty (30) days of the Tenant advising the Landlord of such errors. The Tenant shall keep all information provided or made available to it confidential, but the Tenant shall be entitled to reveal such information to its professional advisers for the purposes of this subsection (d). This provision shall survive the expiration or earlier termination of the Term.


         ARTICLE 5
         BUILDING - CONTROL AND SERVICES

SECTION 5.1       CONTROL OF THE BUILDING

         (a) The Landlord will operate and maintain the Building as would a prudent landlord of a similar first class office building.

         (b) The Project is at all times subject to the exclusive control, management and operation of the Landlord. The Landlord has the right with respect to such control, management and operation to:

(i) obstruct or close off all or any part of the Project for the purpose of maintenance, repair or construction;

(ii) employ all personnel necessary for the operation and management of the Project, either directly or through a third party property management company;

(iii) construct other improvements and make alterations, additions, subtractions or re-arrangements, build additional storeys and construct facilities adjoining or proximate to the Building, including underground tunnels and pedestrian walkways and overpasses; (iv) do and perform such other acts in and to the Project, as, in the use of good business judgment, the Landlord determines to be advisable for the more efficient and proper operation of the Property; and

(v) control, supervise and regulate the Parking Areas in such manner as the Landlord determines from time to time, including, without limitation, imposing charges or rates as may from time to time be determined by the Landlord for the use of the Parking Areas.

         (c) The Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or abatement of Rent as a result of the Landlord's exercise of its rights conferred under Section 5.1 so long as the Landlord proceeds as expeditiously as reasonably possible to minimize interference with the Tenant's business.

SECTION 5.2       LANDLORD'S SERVICES

         (a) During the Term, the Landlord shall provide the following services and utilities subject to force majeure upon the terms and subject to the conditions set out in Section 5.2(b) hereof, at the Tenant's cost (either directly or as part of Operating Costs):

(i) except during the completion of repairs, alterations or Leasehold Improvements, climate control for the Premises shall be provided during the Tenant's business hours in order to maintain a temperature adequate for normal occupancy in accordancewith reasonable standards of interior climate control generally pertaining at the date of this Lease applicable to normal occupancy of premises for usual office purposes.

(ii) janitor and cleaning services to the Premises and to the Building in accordance with the standards of other buildings of a similar type located near the Building at the date of this Lease;

(iii) water and electricity in such quantities as the Landlord, in its sole discretion, determines to be reasonable, shall be made available to the tenants of the Building. As part of this obligation, the Landlord shall provide hot and cold water to washrooms available for the Tenant's use in common with others entitled thereto and shall furnish electricity to the Premises during the Tenant's business hours for lighting and also for office equipment. If the Tenant's equipment requires such Utilities in excess of the quantities normally supplied by the Landlord and the Tenant requests the Landlord to supply such excess quantities, facilities to supply such excess quantities may be provided by the Landlord at the sole expense of the Tenant, if such excess facilities are available, subject to the following conditions:

(A) the Landlord will have the right to refuse to supply such excess Utilities if the supplying of additional facilities or excess Utilities shall materially adversely affect the operation, the aesthetics or the Structure of the Building, or in any material adverse way reduce the efficiency of existing electricity, water or other Utilities supplied to the Building; and

(B) the actual cost of supplying such additional facilities or excess Utilities shall be paid by the Tenant to the Landlord in accordance with Section 6.1 hereof, together with an amount equal to ten percent (10%) of the total cost thereof representing the Landlord's overhead and administrative costs;

(iv) passenger elevator service for use by the Tenant and its Employees, agents and those doing business with it in common with other persons entitled thereto, to the Premises during the Tenant's normal business hours, subject to the Building's usual security requirements and any other rules and regulations required for the safe and efficient operation of the elevator servicing the Building; and

     (v) usual facilities for bringing telephone service to the Premises.

     (b) The provision by the Landlord of the services and Utilities referred to in Section 5.2(a) shall be subject to the following terms and conditions:

(i) the Landlord shall have no responsibility or liability for failure to supply climate control services when stopped or prevented from so doing by strikes or other causes beyond the Landlord's reasonable control;

(ii) any use of the Premises not in accordance with the design standards of the Building or any arrangement of partitions which interferes with the normal operation of the climate control system for the Building may require changes or alterations in the system or the ducts. Any changes or alterations so required, if such changes can be accommodated by the Landlord's equipment, shall be made by the Landlord, at the Tenant's expense, and only after such changes or alterations have received the Landlord's prior written consent. If installation of partitions, equipment or fixtures by or on behalf of the Tenant (other than the partitions installed pursuant to the Landlord's Work as set out in Schedule "C") necessitates the rebalancing of the portion of the climate control equipment serving the Premises, such work will be performed by the Landlord at the Tenant's expense, together with an amount equal to ten percent (10%) of the total expense thereof representing the Landlord's overhead and administrative costs, and shall be payable by the Tenant within fifteen (15) days after written demand as Additional Rent;

(iii) the Landlord shall use reasonable efforts to adjust and balance the climate control systems as soon as reasonably possible after the Commencement Date;

(iv) the Landlord will not be responsible for any inadequacy of performance of the climate control system serving the Premises if: (1) the occupancy of the Premises exceeds one (1) person for every one hundred (100) square feet of the Rentable Area of the Premises; or (2) the electrical power consumed in the Premises for all purposes, exclusive of the heating, ventilating and air-conditioning system, exceeds nine (9) watts per square foot of the Rentable Area of the Premises (or such other level of wattage determined by the Landlord from time to time); or (3) the window coverings or exterior windows are not kept fully closed while the windows are exposed to direct sunlight. If the use of the Premises does not accord with the aforementioned requirements and changes in the climate control system are desirable or necessary to accommodate such use, the Landlord may make such changes and the entire cost thereof shall be paid by the Tenant to the Landlord as Additional Rent as set out in subparagraph (ii) hereof. If, in the opinion of the Landlord, such changes result in Operating Costs in excess of those which would have occurred had such changes not been made, the Landlord may estimate the amount of such excess on a reasonable basis and such amount shall be payable by the Tenant as Additional Rent in accordance with the terms of this Lease;

(v) the elevator services provided by the Landlord shall be subject to the Rules and Regulations attached hereto as Schedule "E". Temporary interruption of elevator service may be required during periods when repairs, alterations or Leasehold Improvements are being made; and

(vi) the Landlord shall not be liable and the Tenant hereby releases and holds harmless the Landlord from any claim, loss or damage resulting from: (1) any interruption or disruption of elevator service caused or contributed to by mechanical failure; (2) any failure by the Landlord to provide elevator service during any period of power interruption; (3) any cause beyond the control of the Landlord; or (4) the carrying out of any repairs, maintenance or replacements of the elevators.


SECTION 5.3       TENANT'S RESPONSIBILITIES

                  The Tenant will regulate those portions of the climate control equipment within and exclusively serving the Premises so as to maintain such reasonable conditions of temperature and humidity within the Premises as are determined by the Landlord and its Architect and engineers so that no direct or indirect appropriation of the heating, ventilating and air-conditioning from the Common Areas and Facilities occurs. The Tenant shall comply with such stipulations and with all Rules and Regulations of the Landlord pertaining to the operation and regulation of such equipment. If the Tenant fails to comply with such stipulations and the Rules and Regulations, the Landlord shall be entitled to take such steps as it deems advisable to correct such defaults (including, without limitation, entering upon the Premises and assuming control of such equipment) without liability to the Tenant, and the Tenant will pay to the Landlord within fifteen (15) days following invoice as Additional Rent all costs and expenses incurred by the Landlord in so doing, together with an amount equal to ten percent (10%) of such costs and expenses representing the Landlord's overhead and administrative costs.


SECTION 5.4       RELOCATION OF THE PREMISES - Intentionally Deleted.


SECTION 5.5       ADDITIONAL SERVICES

         (a) If the Tenant requires any Additional Services to be performed in or relating to the Premises, it shall so advise the Landlord in writing, and the Landlord shall have the right, but shall not be obligated, to perform any such Additional Services.

         (b) If the Landlord performs any such Additional Services, the Tenant shall pay all costs and expenses incurred by the Landlord or on the Landlord's behalf in performing or completing such Additional Services within fifteen (15) days of receipt of the invoice therefor from the Landlord, together with an amount equal to ten percent (10%) of such costs and expenses representing the Landlord's overhead and administrative costs. If the Landlord does not wish to exercise its right to perform any Additional Services, the Tenant shall not cause any such Additional Services to be performed by any other Person unless and until it has obtained the consent of the Landlord in writing to: (i) the performance of such Additional Services; and (ii) the Person to be performing such Additional Services, such consent not to be unreasonably withheld.

         (c) If the Tenant disputes or contests the calculation of any costs or expenses incurred by the Landlord or on the Landlord's behalf in performing or completing such Additional Services as set out in the Landlord's invoice therefor, it shall notify the Landlord in writing, and the Landlord shall, upon receipt of such notice, request its senior financial officer to prepare a statement of calculation with respect to such Additional Services which shall be conclusive of such costs and expenses and shall be binding upon the Landlord and the Tenant. The cost of preparation of such statement shall be paid by the Tenant and shall be added to the cost of such Additional Services. Notwithstanding any such objection or contestation by the Tenant to the Landlord's calculation of the cost or expense of such Additional Services, the full amount as calculated by the Landlord in its invoice shall be due and payable within fifteen (15) days of receipt of such invoice, and shall be readjusted, if necessary, within fifteen (15) days following the Tenant's receipt of the statement from the Landlord's senior financial officer.

         (d) Subject to force majeure and so long as the Tenant is not in default beyond any cure periods provided for in this Lease, the Landlord shall, at additional cost to the Tenant and subject to the standard Building requirements, provide electric power, hot and cold running water, heat (when necessary), air-conditioning (when necessary) and lights within the Premises, twenty-four (24) hours per day, seven (7) days a week, at the going rate (without any gross-up or profit factor for the Landlord save and except for its 10% administration fee).

         (e) Subject to force majeure and so long as the Tenant is not in default beyond any cure periods provided for in the Lease, the Landlord shall allow the Tenant access to the Premises twenty-four (24) hours per day and, where elevator service exists in the Building, shall ensure that elevator service to the Premises is available to the Tenant 24 hours per day. However, in accessing the Premises outside of normal business hours, the Tenant shall comply with all reasonable security regulations which the Landlord may impose for the general security of the Building.


         ARTICLE 6
         UTILITIES

SECTION 6.1       CHARGES FOR UTILITIES

         (a) If there are separate meters (other than check meters) installed pursuant to Section 6.1(d) for the Premises, the Tenant will pay Utilities directly to the Utility suppliers on the basis of the separate meters.

         (b) If there are no separate meters for the Premises, the Tenant will pay to the Landlord, or as the Landlord otherwise directs, as Additional Rent, the aggregate, without duplication, of:

(i) the cost of all Utilities applicable or attributable to the Premises, as determined by the Landlord;

(ii) the costs of any other charges levied or assessed in lieu of or in addition to such Utilities as determined by the Landlord; and

(iii) all costs incurred by the Landlord in determining or allocating the charge for Utilities including, without limitation, professional engineering and consulting fees.

Charges for Utilities will be paid in equal monthly instalments in advance on the basis of an initial rate determined by the Landlord or its engineers. Such initial rate shall be based upon the Tenant's Proportionate Share of the Utilities. If the Landlord or its engineers determine that the Tenant's use of Utilities is in excess of the standard usage of general office premises in the Building, then the Landlord shall be entitled to charge the Tenant an additional amount for such excess consumption on such reasonable basis as may be determined by the Landlord or its engineers, together with all costs incurred by the Landlord in determining or allocating the additional charge for Utilities. The Landlord shall provide the Tenant a written explanation as to its method of determining such additional charge at the same time that it invoices the Tenant for such additional charge (but, for greater certainty, the Landlord shall only have to do so once, and thereafter whenever the Landlord changes the then current methodology. The parties acknowledge and agree that at the date of execution of this Lease there are no separate meters in the Building designed to measure the consumption of Utilities in the Premises.

         (c) The Landlord will have the exclusive right to attend to the replacement of standard electric light bulbs, tubes and ballasts in the Premises throughout the Term on the basis determined by the Landlord in accordance with good commercial practice. The Landlord, at its option, may either include the cost of replacement in Operating Costs or require the Tenant to pay a monthly charge for such replacement (subject to adjustment based on actual costs) per bulb, tube and ballast. If the Landlord elects not to relamp and reballast on a scheduled basis, then the replacement of these standard electric light bulbs, tubes and ballasts in the Premises will be undertaken by the Landlord at such time as they actually burn out and after notice from the Tenant that replacement is required. In that event, the cost of replacement and installation will be paid by the Tenant with the next monthly payment of Additional Rent, together with an amount equal to ten percent (10%) of such cost representing the Landlord's overhead and administrative costs.

         (d) The Tenant shall pay for the cost of any metering which the Tenant requests the Landlord to install in the Premises for the purpose of assisting in determining the consumption of any Utility in the Premises, in which case, at the Landlord's option, the Tenant shall be billed separately for such Utility pursuant to subsection (a) hereof and the costs of same shall no longer be included in Operating Costs.

         (e) In no event shall the Landlord be liable for, nor shall the Landlord have any obligation with respect to any interruption or cessation of, or failure in the supply of, any Utilities, services or systems in, to or serving the Building or the Premises, whether or not supplied by the Landlord or otherwise.


        ARTICLE 7
        USE OF THE PREMISES

SECTION 7.1       USE OF THE PREMISES

                  The Premises will be used solely for the purpose specified in
Section 1.10 of the Special Provisions and the Tenant will not use or permit or suffer the use of, the Premises or any part thereof for any other business or purpose.

SECTION 7.2       CONDUCT OF BUSINESS

                  In occupying the Premises, the Tenant will commence and carry on its business operations and use the Premises in a reputable and first-class manner from and after the Commencement Date and throughout the Term. The Tenant will not commit or permit to be committed any waste or injury to the Premises, the Leasehold Improvements or Fixtures or any other part of the Project or any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Project. The Tenant agrees not to refer to the Building by any name other than that designated from time to time by the Landlord and the Tenant will use the name of the Building for the business address of the Tenant but for no other purpose. Upon at least thirty (30) days prior written notice to the Tenant, the Landlord may change the name of the Building and the Landlord shall not be responsible for any costs or expenses incurred by the Tenant as a result of such change of name.

SECTION 7.3       OBSERVANCE OF LAW

                  The Tenant will, at its expense, and subject to Section 9.3:

(i) comply with all provisions or changes of law and other requirements of all governmental bodies which pertain to or affect the Premises or require or govern the making of any repairs, alterations or other changes of or to the Premises or the Tenant's use of it;

(ii) obtain all necessary permits, licences and approvals relating to the use of the Premises and the conduct of business therein; and

(iii) comply with all reasonable directions given or regulations introduced by the Landlord or measures introduced by any governmental or quasi-governmental authority from time to time in the interest of energy conservation and to control Operating Costs whereby the Landlord may by the use of a pulse or other system turn out or reduce all lighting in the Premises by local switching for the Premises and reduce energy consumption in the Premises or in the Building. However, if the Tenant does not participate in such measures with respect to the Premises, the Tenant may be required to pay, as Additional Rent, for the additional energy consumed in the Premises as a result of its not participating in such measures. In addition, it is understood and agreed that any and all costs and expenses paid or incurred by the Landlord in installing energy conservation equipment and systems and safety or life support systems shall be included in Operating Costs.

Notwithstanding the foregoing, the Tenant shall not be responsible for any non-compliance of the Premises with respect to the requirements of any laws, orders, ordinances, rules and regulations of any governmental authority having jurisdiction and which exists on the date the Tenant takes possession of the Premises, and the Landlord, at its sole cost and expense, shall promptly take all actions necessary and perform all work necessary to correct such non-compliance. In addition, the Tenant shall not be responsible for making any repairs or improvements to the Premises which may be required by any of the aforesaid bodies if the Tenant would not have to make such repairs or improvements pursuant to the other terms of this Lease, or unless such repairs or improvements are necessitated as a result of the Tenant's business operations in the Premises, in which case the Tenant will be responsible.

SECTION 7.4       HAZARDOUS SUBSTANCES

(a) The Tenant covenants and agrees to utilize the Premises and operate its business in a manner so that no part of the Premises are used to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substances. Further the Tenant hereby covenants and agrees to indemnify and save harmless the Landlord and those for whom the Landlord is in law responsible from any and all losses, costs, claims, damages, liabilities, expenses or injuries caused or contributed to by any Hazardous Substances which are at any time located, stored or incorporated in any part of the Premises, provided that the Tenant or the Tenant's Employees were responsible for such Hazardous Substances as provided in subsection (d) hereof.

(b) The Tenant hereby agrees that the Landlord or its authorized representatives shall have the right to conduct such environmental site reviews and investigations as it may deem necessary for the purposes of ensuring compliance with this Section 7.4. The Landlord shall be solely responsible for the costs of such audit, unless same reveals a default on the part of the Tenant of its obligations under this Lease regarding Hazardous Substances.

(c) The Tenant's obligations pursuant to this Section 7.4 shall survive the expiration or earlier termination of the Term.

(d) Notwithstanding any other provision of this Lease, the Tenant shall not be responsible for any Hazardous Substances located on or in the Premises, the Building or the Project unless same were brought upon, located on or in, stored or incorporated into the Premises, the Building or the Project as a result of the act or omission of the Tenant or the Tenant's Employees.

(e) The Landlord shall be solely responsible for all Hazardous Substances located on the Premises, the Building and the Project prior to the Commencement Date ("Existing Hazardous Substances"). If a work order is issued in respect of any Existing Hazardous Substances, the Landlord will be solely responsible for carrying out the work required by such work order, and the Landlord shall be entitled to access the Premises, on prior reasonable notice (except in the case of emergency, in which event no notice shall be required), as necessary, to perform such work.


        ARTICLE 8
        INSURANCE AND INDEMNITY

SECTION 8.1       TENANT'S INSURANCE

         (a) The Tenant shall, throughout the period that the Tenant is given possession of the Premises and during the entire Term, at its sole cost and expense, take out and keep in full force and effect the following insurance:

(i) "all risks" (excluding flood and earthquake) insurance in an amount of at least ninety percent (90%) of the full replacement cost, insuring all property owned by the Tenant, or for which the Tenant is legally liable or installed by or on behalf of the Tenant, and located within the Building including, but not limited to, furniture, Fixtures, installations, alterations, additions, partitions and all other Leasehold Improvements. Such insurance shall include a standard joint loss agreement. The Landlord shall be named as an insured and the Mortgagee shall be named as a loss payee in such insurance policies, but only in respect of the Leasehold Improvements and Fixtures (other than trade fixtures) in the Premises;

(ii) broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount at least equal to 90% of the replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant (other than equipment owned by the Landlord) or by others (other than the Landlord) on behalf of the Tenant in the Premises. The Landlord shall be named as an additional insured and the Mortgagee shall be named as a loss payee pursuant to the terms of the standard Insurance Bureau of Canada mortgage clause in such insurance policies; and

(iii) public liability and property damage on an occurrence basis insurance including personal injury liability, bodily injury liability, contractual liability, "all-risks" tenants' legal liability for the full replacement costs of the Premises, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Premises and the Common Areas and Facilities, coverage to include the business operations conducted by the Tenant and any other Person on the Premises. Such policies shall be written on a comprehensive basis with limits of not less than $3,000,000.00 for bodily injury to any one or more persons. The Landlord and the Mortgagee shall be named as an additional insured in such insurance policies.

         (b) The following terms and conditions are applicable to the insurance policies specified under section 8.1(a):

(i) the policies specified under sections 8.1(a)(i) and (ii) shall contain the

Mortgagee's standard mortgage clause and may have reasonable deductibles. If there is a dispute as to the full replacement cost, the determination of the Landlord's insurers shall prevail;

(ii) the Tenant shall use best efforts to obtain a waiver of subrogation in respect of the policies specified under sections 8(a)(i) and (ii) in favour of the Landlord and the Landlord's Employees;

(iii) all of the policies shall be taken out with insurers qualified to carry on business in Ontario;

(iv) all of the policies shall be non-contributing with and only apply as primary and not as excess to any other insurance available to the Landlord;

(v) none of the policies shall be invalidated as respects the interests of the Landlord and the Mortgagee by reason of any breach or violation by the Tenant of any warranties, representations, declarations or conditions contained in the policies; and

(vi) all of the policies shall contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than 30 days prior to any material change, cancellation or termination.

         (c) The Tenant agrees to deliver certificates of insurance to the Landlord within a reasonable period of time following receipt of the Landlord's written request for same.

         (d) If there is damage or destruction to the Leasehold Improvements or Fixtures (other than trade fixtures) in the Premises, the Tenant will use the full insurance proceeds received in respect of such damage or destruction for the sole purpose of repairing or restoring them. If there is damage to or destruction of the Building and as a consequence thereof this Lease is terminated under Sections 10.1 or 10.2, then, if the Premises have also been damaged or destroyed, the Tenant will pay the Landlord all of its insurance proceeds relating to the Leasehold Improvements and Fixtures (other than trade fixtures). For greater certainty, if: (i) any portion of the insurance proceeds are payable solely to the Tenant, and not to the Landlord, to compensate the Tenant for the loss of its future use of the Leasehold Improvements and Fixtures (other than trade fixtures); and (ii) such payment to the Tenant does not decrease the amount payable to the Landlord to compensate it for the loss of the Leasehold Improvements and Fixtures (other than trade fixtures) on the replacement basis contemplated by section 8.1(a), then the Tenant shall be entitled to retain such portion.


SECTION 8.2       INCREASE IN INSURANCE PREMIUMS

                  If: (a) the occupancy of the Premises; (b) the conduct of business in the Premises; or (c) any acts or omissions of the Tenant in the Premises or in any other part of the Project results in any increase in premiums to the insurance carried by the Landlord with respect to any part of the Building, the Tenant will pay the increase in premiums within fifteen (15) days after invoices for additional premiums are rendered by the Landlord. In determining whether the Tenant is liable for increased premiums and the amount for which the Tenant is responsible, a schedule issued by the organization that computes the insurance rate on the Project showing the components of the rate will be conclusive evidence of the items that make up the rate.


SECTION 8.3       CANCELLATION OF INSURANCE

                  If any insurance policy in respect of any part of the Building is cancelled or threatened by the insurer to be cancelled, or the coverage reduced by the insurer by reason of the use and occupation of the Premises and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice by the Landlord, the Landlord may, at its option, either: (a) exercise its rights of re-entry including termination under Article 14; or (b) at the Tenant's expense, enter upon the Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction.


SECTION 8.4       LOSS OR DAMAGE  - INTENTIONALLY DELETED


SECTION 8.5       LANDLORD'S INSURANCE

         (a) The Landlord shall maintain in full force and effect during the Term, such insurance with respect to the Property (including the leaseholds in the Building) against such occurrences and in such amounts and on such terms and conditions and with such deductibles as would be obtained by a prudent landlord of a similar property, and which will include the following:

(i) broad form boiler and machinery insurance on items owned by the Landlord (except for the Leasehold Improvements in the leasable premises and property that the Tenant and other tenants of the Building are required to insure);

(ii) "all-risks" insurance which shall insure the Building for an amount of not less than ninety percent (90%) of the replacement cost thereof from time to time (including foundations), against loss or damage by perils as may now or hereafter from time to time be embraced by or defined in a standard all-risk insurance policy;

(iii) rental value insurance in such amount as would be carried by a prudent landlord in the circumstances and in any event for an indemnity period of at least twelve (12) months;

(iv) third party liability hazards including exposure to personal injury, bodily injury and property damage on an occurrence basis including insurance for all contractual obligations and covering all actions of all authorized employees, subcontractors and agents while working on behalf of the Landlord. Such policy shall contain a limit of not less than $2,000,000.00 for combined bodily injury and property damage.

         (b) Landlord shall use best efforts to obtain a waiver of subrogation in all property, boiler and machinery and rental income insurance policies which are taken out by the Landlord in respect of the Property, provided that if obtainable at a cost, same shall be obtained at the Tenant's expense.

         (c) Notwithstanding the Landlord's obligation to insure as set out above and the Tenant's contribution to the cost of the Landlord's insurance premiums: (i) intentionally deleted (ii) no insurable interest is conferred upon the Tenant under the Landlord's insurance policies; and (iii) the Tenant has no right to receive proceeds from the Landlord's insurance policies.


SECTION 8.6       INDEMNIFICATION - Intentionally Deleted.


SECTION 8.7       RELEASE AND INDEMNIFICATION

         (a) Notwithstanding anything to the contrary in this Lease contained:

(i) subject to Sections 8.7(a)(ii) and (iii), each of the Landlord and Tenant hereby releases the other and waives all claims against the other and those for whom the other is in law responsible with respect to occurrences insured against or required to be insured against by the releasing party, whether any such claims arise as a result of the negligence or otherwise of the other or those for whom it is in law responsible (in the case of the Landlord, the Landlord's Employees and, in the case of the Tenant, the Tenant's Employees);

(ii) such release and waiver shall be effective only to the extent of proceeds of insurance received by the releasing party and proceeds which would have been received if the releasing party obtained all insurance required to be obtained by it under this Lease and for this purpose deductible amounts shall be deemed to be proceeds of insurance received;

(iii) notwithstanding anything to the contrary in this Section 8.7(a), the Landlord and Tenant shall each be liable to any third person (being any person other than the Landlord, the Landlord's Employees, the Tenant or the Tenant's Employees) to the extent of their respective fault or negligence and each shall be entitled to full indemnity and contribution from the other to the extent of the other's fault or negligence.

         (b) To the extent not released under Section 8.7(a), each party shall indemnify and save harmless the other from all liabilities, damages, losses or expenses arising out of:

(i) any breach, violation or non-performance by the indemnifying party of any covenant, condition or agreement in this Lease on the part of the indemnifying party to be observed or performed;

(ii) any contract, lien or mortgage on the Project, the Property or the Premises and any loss, cost or expense arising from or occasioned by the act, default or negligence of the indemnifying party, its officers, agents, servants, employees, contractors, customers, invitees or licensees; and

(iii) any obligation of the indemnifying party arising or outstanding upon the expiration or earlier termination of this Lease.

Such indemnity shall survive the termination of this Lease, anything to the contrary notwithstanding.


        ARTICLE 9
        MAINTENANCE, REPAIRS AND ALTERATIONS

SECTION 9.1       MAINTENANCE AND REPAIRS BY THE LANDLORD

                  Save and except for the Tenant's maintenance and repair obligations and save and except as may be otherwise provided in this Lease, the Landlord will maintain and repair the Structure of the Building and the mechanical, electrical, heating, ventilating, air-conditioning and other base building systems of the Building, as would a prudent owner of a similar first-class office building. The cost of such maintenance and repairs will be included in Operating Costs, except to the extent such costs constitute an Excluded Cost. However, if the Landlord is required, due to the business carried on by the Tenant, to make repairs or replacements to the Structure or any other part of the Building by reason of the application of laws, ordinances or other regulations of any governmental body, or by reason of any act, omission or default of the Tenant or those for whom the Tenant is in law responsible, then the Tenant will be liable for the total cost of those repairs or replacements plus ten percent (10%) of the total cost representing the Landlord's overhead and administrative costs.

SECTION 9.2       MAINTENANCE AND REPAIRS BY THE TENANT

         (a) Subject to section 9.2(b), the Tenant will at all times, at its expense, maintain the whole of the Premises including without limitation, all interior partitions, doors, electrical, lighting, wiring, plumbing fixtures and equipment and the heating, ventilating and air-conditioning systems and equipment within and exclusively serving the Premises in good order, first-class condition and repair, reasonable wear and tear only excepted. The Tenant will make all such repairs and replacements with due diligence and dispatch.

         (b) The Tenant's obligation to repair the Premises shall not include the following, all of which shall be made by the Landlord:

               (i) repairs to the Structure of the Building or repairs resulting from structural weaknesses or defects, improper materials or workmanship or faulty construction;

               (ii) repairs or maintenance which the Landlord is obligated to make pursuant to this Lease;

               (iii) repairs or replacements the cost of which would constitute a capital expenditure in accordance with generally accepted accounting principles; and

               (iv) repairs or replacements which are covered by warranties in favour of the Landlord from third parties.

         (c) If required by the Landlord or any governmental authority, the Tenant will, at its expense, remove from the Premises any Hazardous Substances for which it is responsible under this Lease. The foregoing obligation to remove such Hazardous Substances shall survive the expiration or earlier termination of the Term of this Lease.

         (d) Notwithstanding anything contained in this Lease, if any such repairs or replacements to the Premises or to any Leasehold Improvements installed by or on behalf of the Tenant in the Premises, affect the Structure of the Building, or any part of the electrical, mechanical, plumbing, heating, ventilating, air-conditioning, lighting or other base building systems of the Building, such work shall be performed only by the Landlord at the Tenant's sole cost and expense. Upon completion thereof, the Tenant shall pay to the Landlord, as Additional Rent within fifteen (15) days after demand, both the Landlord's reasonable costs relating to such repairs or replacements including the fees of any architectural and engineering consultants plus a sum equal to ten percent (10%) of the total cost thereof representing the Landlord's overhead and administrative costs.

         (e) The Tenant will leave the Premises in a reasonably neat and tidy condition at the end of each day in order that the Landlord's cleaning services can be performed.

         (f) The Tenant will advise the Landlord of any damage to or breakage of the glass in or forming part of the Premises (including outside windows and doors on or at the perimeter of the Premises) and the Landlord will complete all needed repairs and replacements to such glass with due diligence. The cost of completing such repairs and replacement shall payable by the Tenant as part of Operating Costs except in the event that the repairs or replacements to the glass are required as a result of the negligence or wilful acts or omissions of the Tenant or those for whom it is at law responsible, in which event the cost thereof shall be payable by the Tenant to the Landlord, as Additional Rent, within fifteen (15) days of invoice.

         (g) At the expiration or earlier termination of the Term, the Tenant will surrender the Premises to the Landlord in as good a condition as the Tenant is required to repair and maintain them throughout the Term.

         (h) Notwithstanding any other provisions of this Lease, other than section 8.7 to which this section 9.2(h) is subject, if the Building or any part thereof, or any equipment, machinery, facilities or Leasehold Improvements contained therein or made thereto, or the Structure thereof requires repair or replacement or becomes damaged or destroyed through the negligence, carelessness or misuse of the Tenant or those for whom it is in law responsible or by any Person having business with the Tenant or by the Tenant or those for whom it is in law responsible in any way stopping up or damaging the climate control, heating and air-conditioning apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the cost of the resulting repairs, replacements or alterations plus a sum equal to ten percent (10%) of the cost thereof representing the Landlord's overhead and administrative costs will be paid by the Tenant to the Landlord as Additional Rent within fifteen
(15) days after demand therefor by the Landlord.

         (i) The Tenant shall, when it becomes aware of it, notify the Landlord of damage to, or deficiency or defect in any part of the Building, including the Premises, any equipment or utility systems, or any installations located in the Building or the Premises, provided the Landlord shall not have any obligation in respect thereof, subject to the terms of this Lease.


SECTION 9.3       LANDLORD'S APPROVAL OF THE TENANT'S REPAIRS

         (a) So long as the Tenant is not in default of any of the Tenant's Covenants beyond any cure period provided for in this Lease, the Tenant shall only be required to obtain the Landlord's consent to the carrying out of any Alterations if same involve the Structure of the Building or any of its systems. However, the Tenant shall be required to obtain the Landlord's consent to the initial Tenant's work in the Premises.

         (b) If the Landlord's consent to the making of any Alterations is required, then the Landlord will not be required to consider any request for its approval until the Tenant has submitted to it details of the proposed work, including professionally prepared drawings if requested by the Landlord, and specifications conforming to good engineering practices. Any approval shall be conditional upon the Tenant delivering to the Landlord prior to the commencement of any such Alterations:

             (i) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licences and inspections from all governmental and regulatory authorities having jurisdiction; and

             (ii) security in an amount and form required by the Landlord, as an indemnification against construction liens, costs, damages and expenses resulting from such Alterations.

         (c) All Alterations will be performed by competent workmen: (i) at the

Tenant's expense; (ii) in a good and workmanlike manner; (iii) in accordance with the drawings and specifications approved by the Landlord, where such approval is required; and (iv) subject to the reasonable regulations, controls and inspection of the Landlord.

             Notwithstanding the foregoing, the Landlord shall be entitled to withhold its consent or approval to any proposed Alterations if, in its reasonable opinion, such Alterations decrease the Market Rental value of the Premises or are inconsistent or incompatible with the general design or quality of the Building.

         (d) Any Alterations requiring the Landlord's consent and which are made by the Tenant without the prior consent of the Landlord or not made in accordance with the drawings and specifications approved by the Landlord will, if requested by the Landlord, be promptly removed by the Tenant and the Premises restored to their previous condition at the Tenant's expense.

         (e) If however, all or any portion of the proposed Alterations affect the Structure or any of the electrical, mechanical or other base building systems of any part of the Building, such Alterations (or the appropriate portion of them), if approved by the Landlord, will be performed only by the Landlord, and the Tenant shall pay to the Landlord, within fifteen (15) days following invoice, the cost of completing such Alterations together with an amount equal to ten percent (10%) of such cost representing the Landlord's overhead and administrative costs.

SECTION 9.4       REMOVAL AND RESTORATION BY THE TENANT

         (a) All Leasehold Improvements and Fixtures (other than trade fixtures) made by the Tenant, or made by the Landlord on the Tenant's behalf immediately become the property of the Landlord upon affixation or installation and will not be removed from the Premises at any time unless permitted or required by the Landlord. The Landlord is under no obligation to repair, maintain or insure these Leasehold Improvement, or Fixtures. The Tenant shall not be required or entitled to remove any Leasehold Improvements or Fixtures (other than trade fixtures) from the Premises at the end of the Term. However, the Tenant shall remove its signage from the Building if required by the Landlord. The Tenant shall forthwith repair any damage to the Premises caused by the installation or removal of the trade fixtures or, if applicable, the signage. In addition, the Tenant will, prior to the end of the Term, at its cost, remove from the Premises any Hazardous Substances for which the Tenant is responsible hereunder. The Tenant's obligation to observe and perform this covenant shall survive the expiration of the Term or earlier termination of this Lease. If the Tenant does not remove any such Hazardous Substances from the Premises at the end of the Term, such Hazardous Substances or materials may, without further notice to the Tenant, be immediately removed from the Premises and may be disposed of or stored, at the option of the Landlord, and as the Landlord sees fit. Any costs or expenses incurred or damages suffered by the Landlord in removing, disposing or storing such Hazardous Substances shall be paid by the Tenant to the Landlord, within fifteen (15) days following the Tenant's receipt of an invoice from the Landlord, together with an amount equal to ten percent (10%) of such costs and expenses representing the Landlord's overhead and administrative costs.

         (b) If the Tenant does not remove all of its trade fixtures at the end of the Term, all such trade fixtures may, without further notice to the Tenant, be immediately removed from the Premises and may be disposed of, sold or stored, at the option of the Landlord, and as the Landlord sees fit. Any costs or expenses incurred by the Landlord in removing, disposing, selling or storing such trade fixtures shall be paid by the Tenant to the Landlord, within fifteen
(15) days following invoice, together with an amount equal to ten percent (10%) of such costs and expenses representing the Landlord's overhead and administrative costs. Any trade fixtures not removed from the Premises at the end of the Term, will at the Landlord's option, become the property of the Landlord (and, in such event, this paragraph shall have the effect of assigning the Tenant's right and title in such trade fixtures to the Landlord) and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

         (c) The Tenant shall, in the case of every installation or removal of Leasehold Improvements, Fixtures or trade fixtures either during or at the expiration of the Term, effect the same at times prescribed by the Landlord and utilizing only those elevators designated by the Landlord and shall promptly make good any damage caused to the Premises or the Building or any part thereof by the installation or removal of such Fixtures and Leasehold Improvements, all at its sole expense.


SECTION 9.5       TENANT TO DISCHARGE ALL LIENS

         (a) The Tenant shall ensure that no construction liens or other liens or encumbrances in respect of materials supplied or work done or to be done by the Tenant or on behalf of the Tenant or related to the Tenant's Work shall be registered against or shall otherwise affect the Project or any part thereof or the Landlord's or the Tenant's interest in the Premises.

         (b) If a lien or other encumbrance is registered against or otherwise affects the Project the Landlord's, or the Tenant's interest therein, and the Tenant fails to discharge or vacate or cause any such lien or encumbrance to be discharged or vacated within fifteen (15) days after it is filed or registered, then, in addition to any other rights or remedies of the Landlord, the Landlord may (but shall not be obligated to) discharge or vacate the lien or encumbrance by paying the amount claimed into court and the amount so paid, plus an amount equal to ten percent (10%) thereof representing the Landlord's overhead and administrative costs, together with all costs and expenses (including legal costs and expenses) plus interest at the Prime Rate, shall be immediately due and payable by the Tenant to the Landlord as Additional Rent within fifteen (15) days following demand.

SECTION 9.6       SIGNS AND ADVERTISING

         (a) The Tenant shall solely be entitled to install in and on the Premises signs and advertising materials, provided that all of same comply with all applicable laws, the

Tenant first obtains the Landlord's consent and the provisions of this Section
9.6 are complied with. The Tenant shall be entitled to have exclusive exterior signage rights on two (2) sides of the top of the Building, such sides being determined by the Tenant.

         (b) Save as referred to in subsection (a), the Tenant will not place or permit any notice, lettering or other signage on any part of the outside of the Building without the Landlord's approval. The Landlord may prescribe a uniform pattern of identification signs for tenants to be placed in a location designated by the Landlord. The Landlord shall install, at the Tenant's sole cost, the Landlord's standard tenant identification signs in accordance with the Landlord's design criteria, on or near the main door to the Premises and, at the Landlord's option, at other locations on the floor on which the Premises are located.

         (c) At the expiration of the Term of this Lease, the Tenant will remove all signs, pictures, advertisements, notices, letterings or decorations from the Premises at the Tenant's expense and will promptly repair all damages caused by its installation and removal.

         (d) The Landlord may provide a directory board in the main lobby of the Building in a location designated by the Landlord in which event the Tenant's name shall be displayed therein and the costs associated with the directory board shall be included in Operating Costs.


SECTION 9.7       TENANT NOT TO OVERLOAD FACILITIES

                  The Tenant will not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in the Premises and the Tenant will not bring into the Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant's expense and in accordance with plans and specifications to be approved in advance in writing by the Landlord.


SECTION 9.8       TENANT NOT TO OVERLOAD FLOORS

                  The Tenant will not bring upon the Building or the Premises any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Building or the Premises and will not at any time overload the floors of the Premises. If any damage is caused to the Building or the Premises by any machinery, equipment, object or thing or by overloading, the Tenant will forthwith repair such damage, or, at the option of the Landlord, pay the Landlord within fifteen (15) days after demand as Additional Rent the cost of repairing such damage plus a sum equal to ten percent (10%) of such cost representing the Landlord's overhead and administrative costs.


        ARTICLE 10
        DAMAGE AND DESTRUCTION

SECTION 10.1      DESTRUCTION OF THE PREMISES

         Regardless of any other provision of this Lease, if at any time during the Term the Building is damaged or destroyed by fire, lightning or tempest or by other casualty (the date of such damage or destruction being called the "Damage Date"), then and in every such event:

         (a) if the damage or destruction renders twenty five percent (25%) or more of the Rentable Area of the Building unfit for occupancy or it is impossible or unsafe to use and occupy it, or if in the opinion of the Landlord the Building is damaged or destroyed to such a material extent or the damage or destruction is of such a nature that the Building must be or should be totally or partially demolished, whether or not the Premises are damaged or destroyed and whether the Premises are to be reconstructed in whole or in part or not, or if Building, or any material and significant portion thereof, is damaged or destroyed in respect of a casualty for which the Landlord is not insured hereunder and was not required to be insured against, the Landlord may at its option terminate this Lease by giving to the Tenant notice in writing of such termination within sixty (60) days of the Damage Date, in which event this Lease and the Term hereby demised shall cease and be at an end as of the Damage Date and the Rent shall be apportioned and paid in full to the Damage Date;

         (b) if the damage or destruction is such that the Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them, and if in either event, the damage, in the opinion of the Architect cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the Damage Date, then the Landlord or the Tenant may terminate this Lease by giving to the other notice in writing of such termination within thirty (30) days after receipt of the Architect's certificate, in which event this Lease and the Term hereby demised shall cease and be at an end as at the Damage Date and the Rent shall be apportioned and paid in full to the Damage Date.

         (c) If neither the Landlord nor the Tenant terminates this Lease, the Landlord will do the Landlord's Reconstruction and, to the extent of insurance proceeds actually received by the Landlord (or which would have been received had the Landlord not been in default of its insurance obligations under this Lease), the Rent will abate from the Damage Date until the earlier of:

             (i) sixty (60) days after the Landlord has completed the Landlord's Reconstruction; and

             (ii) the date upon which the Tenant commences its business operations from the Premises;

(the "ABATEMENT PERIOD"). The term "Landlord's Reconstruction" in this section means the reconstruction or repair of the Premises in accordance with section 9.1 of this Lease. Once the Landlord has substantially completed its Restoration Work the Tenant will complete all work required to fully restore the Premises for the Tenant's business operations. If any part of the Building is destroyed or damaged and the Landlord does not elect to terminate this Lease, the Landlord will commence diligently to restore the Building, but only to the extent of the Landlord's obligations as set out pursuant to the terms of the various leases for the premises in the Building, and exclusive of any tenant's responsibilities set out therein. If the Landlord elects to restore the Building, the Landlord may restore according to plans and specifications and working drawings other than those used in the original construction of the Building;

         (d) if the damage or destruction is such that the Premises are wholly unfit for occupancy or if it is impossible or unsafe to use or occupy it, but if in either event the damage, in the opinion of the Landlord, can be repaired with reasonable diligence within one hundred and eighty (180) days from the Damage Date, the Landlord will do the Landlord's Reconstruction and to the extent of insurance proceeds actually received by the Landlord ( or which would have been received had the Landlord not been in default of its insurance obligations under this Lease), the Rent will abate throughout the Abatement Period;

         (e) if in the opinion of the Landlord the damage or destruction to the Building or the Premises (as the case may be) can be made good, as aforesaid, within one hundred and eighty (180) days from the Damage Date and the damage or destruction is such that a portion of the Premises is capable of being partially used for the purposes for which it is hereby demised, then the Landlord will do the Landlord's Reconstruction and, to the extent of insurance proceeds actually received by the Landlord (or which would have been received had the Landlord not been in default of its insurance obligations under this Lease) the Rent will abate proportionately to the part of the Premises rendered untenantable throughout the Abatement Period. Despite the foregoing, if the Tenant acting reasonably, determines that it would not be commercially feasible for it to carry on its business in that portion of the Premises which is not destroyed, and does not in fact occupy such portion of the Premises, then all Rent shall abate throughout the Abatement Period, to the extent of insurance proceeds actually received by the Landlord ( or which would have been received had the Landlord not been in default of its insurance obligations under this Lease)

         (f) if the Landlord elects to repair, reconstruct or rebuild the Project in accordance with the provisions of this section, it is acknowledged and agreed by the Tenant that the Landlord shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in the original construction of the Project, but the Premises as rebuilt, will have reasonably similar layout, facilities and services to those in the Premises prior to such damage; and

         (g) the Landlord shall exercise its rights set out in this section acting bona fide and not in a manner discriminating against the Tenant and not primarily for the purpose of depriving the Tenant of its rights under this Lease.


SECTION 10.2      EXPROPRIATION

                  Both the Landlord and Tenant agree to co-operate with the other regarding an expropriation of the Premises or the Property or any part thereof, so that each may receive the maximum award to which they are respectively entitled at law. To the extent that any portion of the Property other than the Premises is expropriated, then, the full proceeds accruing or awarded as a result will belong to the Landlord and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to those proceeds or awards and will execute all such documents as in the opinion of the Landlord are necessary to give effect to this intention. No party shall assert any claims against the other arising out of such expropriation, condemnation or taking.


SECTION 10.3      ARCHITECT

                  The opinion, decision or certificate of the Architect will bind the parties as to: (a) the percentage of the Rentable Area of the Building damaged or destroyed; (b) the period of time required to restore the Premises or the Building; (c) whether or not the Premises are rendered untenantable and the extent of such untenantability; (d) the date upon which the Landlord's or Tenant's obligations restoration obligations are completed or substantially completed and the date when the Premises are rendered tenantable; and (e) the state of completion of any work of either the Landlord or the Tenant under this Lease.


        ARTICLE 11
        ASSIGNMENT AND SUBLETTING

SECTION 11.1      ASSIGNMENT AND SUBLETTING

         (a) After the date that the Tenant's Work in the Premises is completed, the Tenant shall have the right at any time during the Term or an Extension Term to effect a Transfer upon obtaining the written consent of the Landlord, such consent not to be unreasonably withheld or delayed. However, notwithstanding any statutory provisions to the contrary, the Landlord will be deemed to be reasonable if it bases its decision whether or not to consent on any or all of the following factors:

(i) whether the Transfer is contrary to any covenants or restrictions granted by the Landlord to other existing or prospective tenants or occupants of the Building, or to the Mortgagee or any other parties;

(ii) whether in the Landlord's opinion the financial background, business history and capability of the Transferee is satisfactory; and

(iii) whether in the Landlord's opinion the Transferee will be able to pay the Rent in full when due and payable.

         (b) The consent by the Landlord to any Transfer will not constitute a waiver of the necessity for consent to any subsequent Transfer.

         (c) This prohibition against a Transfer without first obtaining the Landlord's consent applies to a change in the direct or indirect effective voting control of the Tenant from the Person(s) holding voting control at the date of this Lease (or if the Tenant is not a corporation, at the date of the assignment of this Lease to a corporation), unless the Tenant is a public corporation whose shares are listed and traded on any recognized stock exchange in Canada or the United States or the change is pursuant to a public offering of the Tenant's shares.

If the Tenant is a partnership or is controlled by a partnership (either directly or indirectly), this prohibition against a Transfer also includes a change in the constitution of the partnership resulting from the withdrawal of any of the partners existing as of the Commencement Date (or if the Tenant is not a partnership, at the date of the assignment of this Lease to a partnership) or the addition of any partners to the partnership subsequent thereto. This prohibition against a Transfer also includes an assignment by operation of law.

         (d) No Transfer may be made where any portion of Rent is lower than then current Market Value for the Building.

         (e) If the Tenant intends to effect a Transfer, then the Tenant will give prior written notice to the Landlord of such intent, specifying the proposed Transferee and providing additional information regarding the Transferee which the Landlord may reasonably require in order to determine whether or not to provide its consent, including without limitation, a copy of a bona fide written offer, if any, with respect to the proposed Transfer which the Tenant is prepared to accept subject to compliance with the provisions of this Lease and which must disclose any and all Rent payments (or other consideration on account of or in lieu of Rent, provided that the Tenant need not disclose the portion of the purchase price attributable to the Lease), made or to be made by the proposed Transferee as consideration for such Transfer and any other information concerning the financial or business status of the Transferee that the Landlord requires. The Landlord will, within fifteen (15) days after having received notice and all necessary information, notify the Tenant in writing either that:

                  (i) it consents or does not consent to the Transfer. If the Landlord does not give its consent, it shall provide the Tenant with its reasons for not giving its consent at the time it advises the Tenant that it is not providing its consent; or

                  (ii) it elects to cancel this Lease in preference to giving consent

(provided that the Landlord acknowledges that so long as the Tenant is Delano Technology Corp., the Landlord shall not be entitled to terminate this Lease upon the Tenant requesting the Landlord's consent to a Transfer). If the Landlord elects to cancel this Lease, the Tenant will notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from the Transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver its notice within the fifteen (15) day period, this Lease will be terminated upon the date stipulated by the Landlord in its notice of cancellation. If the Tenant advises the Landlord it intends to refrain from the Transfer, then the Landlord's election to cancel this Lease will be void.

         (f) If there is a Transfer, the Landlord may collect Rent from the Transferee, and apply the net amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a Transferee will be a waiver of the requirement for the Landlord's consent to such Transfer, or the acceptance of the Transferee as the Tenant, or a release of the Tenant from the further performance by the Tenant of its covenants or obligations.

         (g) Any documents evidencing the consent to the Transfer will be prepared by the Landlord or its solicitors, and all reasonable legal costs incurred by the Landlord and the Landlord's then-standard fee with respect thereto (such Landlord's fee, not including legal costs, not to exceed $500.00) will be paid by the Tenant to the Landlord or its solicitors as Additional Rent.

         (h) Notwithstanding a Transfer, the Tenant will be jointly and severally liable with the Transferee on this Lease and will not be released from performing any of the Tenant's Covenants, except in respect of an Extension Term, the option for which has not yet been exercised or the term of which has not yet commenced.

         (i) If the Tenant receives consent under Section 11.1, it will be subject to the following conditions that:

                  (i) all Rent received by the Tenant from any subtenant as a result of the Transfer shall be for the Tenant's sole account;

                  (ii) in the case of an assignment, each of the Transferee and the Landlord shall enter into an agreement with the other agreeing to observe and perform all of their respective covenants and agreements in this Lease to be observed and performed; and

                  (iii) if this Lease is disaffirmed, disclaimed, repudiated or terminated by any trustee in bankruptcy of a Transferee, the original Tenant named in this Lease or any Transferee (except the bankrupt Transferee) will be considered, upon notice from the Landlord given within thirty (30) days after the disaffirmation, disclaimer, repudiation or termination, to have entered into a lease (the "Remainder Period Lease") with the Landlord, on the same terms and conditions as are contained in this Lease, mutatis mutandis, except that the term of the Remainder Period Lease shall commence on the date of the disaffirmation, disclaimer, repudiation or termination and shall expire on the date this Lease would have expired had it not been so disaffirmed, disclaimed, repudiated or terminated.


         (j) Regardless of the provisions of this Lease requiring the Landlord's consent to a Transfer, the Tenant shall not require the Landlord's consent to effect a Transfer to:

                  (i) any person who is controlled by, a subsidiary of, or affiliated with (as those terms are defined in the Business Corporations Act (Ontario) as at the date of this Lease) the Tenant;

                  (ii) a successor corporation resulting from a merger, amalgamation or corporate reorganization of the Tenant, provided that the net worth of such successor is equal to or greater than that of the Tenant; or

                  (iii) a bona fide purchaser for value of the Tenant's business.

The Tenant shall provide the Landlord with prior written notice of any such Transfer and the Landlord and Transferee shall enter into an agreement with one another as referred to in Section 11.1(i)(ii). No such Transfer shall release the Tenant, except in accordance with subsection 11.1(h).

SECTION 11.2      ASSIGNMENT BY THE LANDLORD

                  If there is a sale, lease or other disposition by the Landlord of the Building, Property, the Project or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that the purchaser or assignee assumed the covenants and obligations of the Landlord hereunder, the Landlord will, thereupon and without further agreement, be relieved of all further liability with respect to its covenants and obligations.


        ARTICLE 12
        ACCESS AND ALTERATIONS


SECTION 12.1      RIGHT OF ENTRY

                  The Landlord and its agents have the right to enter the Premises at all reasonable times and upon not less than one (1) Business Day's written notice (except in the event of an emergency, when the Landlord can enter at any time) to show them to prospective purchasers, lessees or mortgagees, and to examine them and make repairs, alterations or changes to the Premises or the Building as the Landlord considers necessary including, without limitation, repairs, alterations or changes to the pipes, conduits, wiring, ducts and other installations in the Premises where necessary to serve another part of the Building. For that purpose, the Landlord may take all required material into the Premises and may have access to all ducts located under the floor or above the ceiling and access panels to mechanical shafts and the Landlord has the right to check, calibrate, adjust and balance controls and other parts of the heating, ventilating and air-conditioning. The Rent will not abate while any repairs, alterations or changes are being made due to loss or interruption of the business of the Tenant or otherwise, and the Landlord will not be liable for any damage, injury or death caused to any Person, or to the property of the Tenant or of others located on the Premises as a result of the entry.


        ARTICLE 13
        STATUS STATEMENT, SUBORDINATION AND ATTORNMENT


SECTION 13.1      STATUS STATEMENT

                  At any time and from time to time during the Term, either party shall, at the request of the other (the "Requester"), execute and deliver to the Requester or to whom the Requester may reasonably direct, a statement in writing, in the form supplied by the Requester, or, if the Requester is the Landlord, a certificate to any proposed purchaser, assignee, lessor or mortgagee, which will contain such statements, acknowledgments and information as is customarily called for in status statements and estoppel certificates delivered in conjunction with commercial tenancies, and which statement will, in any event, certify that the Lease is unmodified and in full force and effect (or if modified, stating the modification and that the Lease is in full force and effect as modified), the commencement date of the Lease, the amount of Rent then being paid under this Lease, the dates to which Rent has been paid, whether or not there is any existing default on the part of the Requester of which the other party (the "REQUESTEE") is aware and any other particulars regarding this Lease, the Premises, the Building or the Project as the Requester may reasonably require. The Requestee shall execute and return such statement to the Requester within ten (10) days following the date that the request for such statement was made.

SECTION 13.2      SUBORDINATION AND ATTORNMENT

         (a) This Lease and the Tenant's rights hereunder are, and will at all times be, subordinate to all ground or underlying leases, mortgages, trust deeds or the charge or lien resulting from, or any instruments of, any financing, refinancing or collateral financing (collectively, an "Encumbrance") or any renewals or extensions thereof from time to time in existence against the Property or any part thereof, and the Tenant will, upon request, execute any document requested by the Landlord to confirm the subordination of this Lease to any Encumbrance and to the advances made or to be made on the security of the Encumbrance. The Tenant will also, if requested: (i) attorn to the Owners, the holder of any Encumbrance or any representative, receiver or receiver-manager appointed or designated by the Owner or the holder of any Encumbrance; and (ii) attorn to the purchaser or transferee of the Property (or any part of it) or of any ownership or equity interest in the Property (or any part of it).

         (b) The Tenant will, if possession is taken under, or any proceedings are brought for possession under or the foreclosure of, or in the event of the exercise of the power of sale under, any Encumbrance, attorn to the Encumbrancer or the purchaser upon any such foreclosure, sale or other proceeding and recognize the Encumbrancer or the purchaser as the Landlord under this Lease.

         (c) Subject to subsection (d) hereof, the form and content of any document confirming or effecting the subordination and attornment provided for in this Section 13.2 will be that required by the Landlord or the holder of any Encumbrance or the purchaser or transferee in each case, and each such document will be executed and delivered by the Tenant to the Landlord within ten (10) days after the Landlord requests it.

         (d) The Landlord shall, on the earlier of this Lease being signed and the Commencement Date, provided the Tenant has concluded its negotiations as hereinafter referred to, obtain a non-disturbance agreement in writing from all existing Encumbrancers who have priority over the Tenant's leasehold interest in the Premises. Despite the preceding provisions of this Section, this Lease shall not be subordinated to and the Tenant shall not be required to subordinate this Lease to any future Encumbrancer unless such person provides a non-disturbance agreement to the Tenant. The non-disturbance agreement referred to above shall be in the Encumbrancer's standard form, subject to such reasonable changes as may be negotiated directly by the Tenant with such Encumbrancer, at the Tenant's expense, and which will in any event provide that so long as the Tenant is not then in default, the Tenant shall be entitled to remain undisturbed in its possession of the Premises subject to the terms and conditions of this Lease regardless of the exercise of any or all of the rights of any such Encumbrancer under its security.

SECTION 13.3      POWER OF ATTORNEY

                  In circumstances where the Tenant has failed to comply with the Tenant's Covenants beyond the applicable cure period provided for in this Lease, the Tenant hereby irrevocably appoints the Landlord as the attorney for the Tenant with full power and authority to execute and deliver in the name of the Tenant any instrument or certificates required to carry out the intent of Sections 13.1 or 13.2 which the Tenant shall have failed to sign and deliver.

SECTION 13.4      FINANCIAL INFORMATION

                  The Tenant will, upon request, provide the Landlord with such information as to the Tenant's financial standing and corporate organization as the Landlord or the Mortgagee requires, provided that so long as the Tenant is Delano Technology Corp., this provision shall have no application save and except for information as may be reasonably required in connection with a request for consent to a Transfer.

        ARTICLE 14
        DEFAULT


SECTION 14.1      RIGHT TO RE-ENTER
                  If and whenever:

(a) the Tenant fails to pay any Rent on the day or dates appointed for the payment thereof and such failure continues for ten (10) days following written demand for the payment thereof being made by the Landlord; or

(b) the Tenant fails to observe or perform any of the Tenant's Covenants (other than the payment of Rent and the covenants set out below in subparagraph (c) for which no notice shall be required) and, if the breach is remediable:

                  (i) fails to remedy such breach within fifteen (15) days of the receipt or deemed receipt by the Tenant of written notice from the Landlord respecting such breach; or

                  (ii) if such breach cannot be reasonably remedied within such fifteen (15) day period, the Tenant fails to commence to remedy such breach within fifteen (15) days and thereafter fails to proceed diligently to remedy such breach; or

(c) the Tenant becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; a receiver or a receiver-manager is appointed for all or a portion of the Tenant's property; any steps are taken or any action or proceedings are instituted by the Tenant or by any other party to dissolve, wind-up or liquidate the Tenant or its assets; the Tenant abandons the Premises, or sells or disposes of the trade fixtures, goods or chattels of the Tenant or removes them from the Premises so that there would not in the event of such sale or disposal be sufficient trade fixtures, goods or chattels of the Tenant on the Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least three (3) months; the Premises become and remain vacant for a period of five (5) consecutive Business Days; the Tenant effects or permits a Transfer without the Landlord's consent where required; this Lease or any of the Tenant's assets are taken under any writ of execution; or re-entry is permitted under any other terms of this Lease;

(d) the Tenant is in default of the provisions of section 8.1 and fails to correct such default within forty eight (48) hours of receipt of notice of such default;

then the Landlord, in addition to any other rights or remedies available to it, has the immediate right of re-entry upon the Premises and it may repossess the Premises and enjoy them as of its former estate and may expel all Persons and remove all property from the Premises and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned. If the Landlord re-enters the Premises (except for the purpose of leving a distress) or terminates this Lease, the Landlord shall not be entitled to take possession of or sell any of the Tenant's equipment, furniture, trade fixtures or other personal property located on the Premises without first allowing the Tenant a period of ten (10) days following the date of such re-entry or termination to remove same.

SECTION 14.2      RIGHT TO RELET

         (a) If the Landlord elects to re-enter the Premises, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may without terminating this Lease make any alterations and repairs as are necessary in order to relet the Premises. Upon each reletting (which reletting the Landlord may do at such rental and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable) all rent received by the Landlord will be applied, first to the payment of any indebtedness other than Basic Rent or Additional Rent due hereunder; second, to the payment of any costs and expenses of reletting including reasonable brokerage fees and reasonable solicitor's fees and the costs of alterations and repairs; third, to the payment of Basic Rent and Additional Rent due and unpaid hereunder; and the residue, if any, will be held by the Landlord and applied in payment of future Rent as it becomes payable hereunder. No re-entry or taking possession of the Premises will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

         (b) If the Landlord terminates this Lease, in addition to other remedies available, it may recover from the Tenant, unless a court orders otherwise, all damages the Landlord incurs by reason of the Tenant's breach, including the cost of recovering the Premises, all reasonable legal costs incurred by the Landlord and the Basic Rent, Additional Rent and GST which would have been payable for the remainder of the Term had the Lease not otherwise have been terminated, all of which shall be immediately due and payable by the Tenant to the Landlord.

         (c) Upon the occurrence of any of the events referred to in Section 14.1, in addition to all other rights, the full amount of the current month's instalment of Basic Rent and Additional Rent, together with the next three months' instalments of Basic Rent and Additional Rent, all of which will be deemed to be accruing due on a day-to-day basis, will become due and payable upon the default continuing beyond the applicable notice period as accelerated rent, and the Landlord may distrain for the same, together with any arrears then unpaid.

SECTION 14.3      EXPENSES

                  If legal action is brought for recovery of possession of the Premises, for the recovery of Basic Rent, Additional Rent and GST or any other amount due under this Lease, or because of the breach of any other of the Tenant's obligations, the Tenant will pay to the Landlord all reasonable expenses incurred therefor, including reasonable solicitors' fee (on a solicitor and his client basis), unless a court otherwise awards, plus ten percent (10%) of such expenses to cover the Landlord's overhead and administrative costs.


SECTION 14.4      WAIVER OF EXEMPTION FROM DISTRESS

                  Despite the Commercial Tenancies Act, or any other applicable Act, legislation, or any legal or equitable rule of law, none of the goods and chattels of the Tenant which are on or have at any time been on the Premises will be exempt from levy by distress for Basic Rent or Additional Rent in arrears by the Tenant. The Landlord shall not be entitled to exercise its right of distress unless Rent has been in arrears for a period of ten (10) days following written notice of such arrears having been given by the Landlord to the Tenant.

SECTION 14.5      LANDLORD'S RIGHTS

         (a) If the Tenant fails to pay any Additional Rent payable to a third party when due, the Landlord may, but will not be obligated to, pay all or part of the amount payable.

         (b) If the Tenant is in default in the performance of any of its other covenants or obligations under the Lease beyond the applicable cure period as contemplated in Section 14.1, the Landlord may, but will not be obligated to, after giving reasonable notice (it being agreed that forty-eight (48) hours is a reasonable notice of default in respect of Section 8.1) or, without notice in the case of an emergency, perform or cause to be performed all or part of what the Tenant failed to perform and may enter upon the Premises and do those things that the Landlord considers necessary for that purpose. The Tenant will pay to the Landlord as Additional Rent, within fifteen (15) days following invoice, the Landlord's expenses incurred under this Section 14.5 plus an amount equal to ten percent (10%) of those expenses for the Landlord's overhead and administrative costs. The Landlord will have no liability to the Tenant for loss or damages resulting from its action or entry upon the Premises.


SECTION 14.6      REMEDIES GENERALLY

                  Mention in this Lease of any particular remedy of the Landlord or the Tenant in respect of the default by the Tenant or the Landlord, as the case may be, does not preclude the Landlord or the tenant, s the case may be, from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for in this Lease. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord or the Tenant, as the case may be, may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative.


SECTION 14.7      LANDLORD'S DEFAULT

                  If the Landlord fails to observe or perform any of the Landlord's Covenants and such failure continues after the Tenant has provided the Landlord with fifteen (15) days written notice of such failure (unless the Landlord has commenced to remedy such failure within such fifteen (15) day period and is diligently proceeding to remedy same), the Tenant may rectify such default and the Landlord shall be responsible for, and shall pay to the Tenant within thirty (30) days following demand, all reasonable costs incurred by the Tenant as a result of such default, including, without limitation, the reasonable costs incurred by the Tenant in rectifying such default (if the Tenant elects to rectify such default). If the Landlord fails to pay any such costs within such thirty (30) day period, the Tenant shall be entitled to deduct such costs from Rent.


        ARTICLE 15
        MISCELLANEOUS

SECTION 15.1      RULES AND REGULATIONS

                  The Rules and Regulations adopted by the Landlord including, without limitation, those set out in Schedule "E", are made a part of this Lease, and the Tenant will observe them. The Landlord reserves the right to amend or supplement the Rules and Regulations applicable to the Premises or the Property or any part thereof as in the Landlord's judgment are needed for the safety, care, cleanliness and efficient operation of the Building. Notice of the Rules and Regulations and amendments and supplements, if any, will be given to the Tenant and the Tenant, its invitees or those for whom the Tenant is at law responsible, will thereupon observe them provided that they do not contradict any terms, covenants and conditions of this Lease. Any breach of any of the Rules and Regulations by the Tenant, its invitees or those for whom the Tenant is at law responsible, shall constitute a breach under this Lease and all remedies and rights generally available to the Landlord for a breach by the Tenant under this Lease shall be available and may be applied against the Tenant. In the event of any inconsistency between the rules and regulations and the provisions of this Lease, the provisions of this Lease shall govern. The Landlord shall act reasonably and in a non-discriminatory manner in making and enforcing such rules and regulations, which rules and regulations shall not unduly interfere with the Tenant's business. The Landlord shall enforce such rules and regulations against the tenants of the Building.

SECTION 15.2      INTENT AND INTERPRETATION

(a) NET LEASE

                  The Tenant acknowledges that, except as otherwise expressly set out in this Lease:

                  (i) it is intended that this Lease is a completely carefree and triple net lease to the Landlord;

                  (ii) the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the use and occupancy thereof; and

                  (iii) the Tenant will pay all charges, impositions, costs and expenses of every nature and kind relating to the Premises.

(B) OBLIGATIONS AS COVENANTS AND SEVERABILITY

                  Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes. If any provision of this Lease is or becomes invalid, void, illegal or unenforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties as though such provision had not been included.

(c) ENTIRE AGREEMENT AND AMENDMENT OR MODIFICATION

                  This Lease and the Schedules, and Riders, if any, attached together with the Rules and Regulations set forth all covenants, promises, agreements, conditions or understandings, either oral or written, between the Landlord and the Tenant. No alteration or amendment to this Lease will be binding upon the Landlord or the Tenant unless in writing and signed by the Tenant and the Landlord.

(d) GOVERNING LAW

                  This Lease will be construed in accordance with and governed by the laws of the Province of Ontario.

(e) TIME OF THE ESSENCE

                  Time is of the essence of this Lease and of every part of it.

SECTION 15.3      OVERHOLDING - NO TACIT RENEWAL

                  If the Tenant remains in possession of the Premises after the end of the Term without having signed a new lease or an extension of Term agreement, there is no tacit renewal of this Lease or the Term, notwithstanding any statutory provisions or legal presumptions to the contrary, and the Tenant will be deemed to be occupying the Premises as a tenant from month-to-month at a monthly Basic Rent equal to one and one-half (1-1/2) times the monthly amount of Basic Rent payable during the last month of the Term, and otherwise, upon the same terms, covenants and conditions as are set forth in this Lease (including the payment of Additional Rent) so far as these are applicable to a monthly tenancy.

SECTION 15.4      TENANT PARTNERSHIP OR GROUP

         (a) If the Tenant is a partnership ("Tenant Partnership") each Person who is presently a member of the Tenant Partnership, and each Person who subsequently becomes a member of any successor Tenant Partnership will be and continue to be liable jointly and severally for the full performance of, and will be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not the Person ceases to be a member of the Tenant Partnership or successor Tenant Partnership.

         (b) If the Tenant is comprised of more than one (1) Person, each such Person will be and continue to be liable jointly and severally for the full performance of, and will be and continue to be subject to, the terms, covenants and conditions of this Lease, whether or not the Person ceases to be actively involved in the business operations conducted from the Premises.


SECTION 15.5      WAIVER

                  The waiver by either party of any breach of the other of any term, covenant or condition herein contained, is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of Rent by the Landlord is not deemed to be a waiver of any preceding breach by the Tenant regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the Rent. No term, covenant or condition of this Lease is deemed to have been waived by the Landlord unless the waiver is in writing by the Landlord.


SECTION 15.6      RENT PAID WITHOUT DEDUCTION

                  Except as otherwise expressly stated in this Lease, all Rent to be paid by the Tenant to the Landlord will be paid without any deduction, abatement, set-off or compensation whatsoever, and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation in its favour at the time hereof or at any future time.

SECTION 15.7      ACCORD AND SATISFACTION

                  No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Rent stipulated is deemed to be other than on account of the earliest stipulated Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgement of full payment of accord and satisfaction. The Landlord may accept and cash any cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent due or to pursue any other remedy provided in this Lease.

SECTION 15.8      FORCE MAJEURE

                  Notwithstanding anything in this Lease, if either party is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes or labour troubles; inability to procure materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; climatic conditions; or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the performance of that term, covenant or act is excused for the period of the delay and the party delayed will be entitled to perform that term, covenant or act within the appropriate time period after the expiration of the period of the delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent.

SECTION 15.9      NOTICES

                  Any notice, demand, request or other instrument which may be or is required to be given under this Lease will be personally delivered or sent by telecopy, fax or registered mail postage prepaid and will be addressed (a) if to the Landlord, to the address specified in Section 1.6 of the Special Provisions, and (b) if to the Tenant, at the address specified in Section 1.7 of the Special Provisions. Any notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which it is personally delivered or sent by telecopy or fax, or, if mailed, then four (4) Business Days following the day of mailing, as the case may be. Either party may give written notice of any change of its address and thereafter the new address is deemed to be the address of that party for the giving of notices. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument must be personally delivered.

SECTION 15.10     REGISTRATION

                  Neither the Tenant nor any one on the Tenant's behalf or claiming under the Tenant will register this Lease. However, either party may register a document for the purpose only of giving notice of this Lease or of any assignment of this Lease, or any sublease of the Premises, which will (a) if requested by the Tenant, be prepared by the

Tenant or its solicitors at the Tenant's expense, and (b) only describe the parties, the Premises, the Term, the Commencement Date and the expiration date of the Term, the extension rights contemplated in paragraph 1 on Schedule "F", the Tenant's expansion rights contained in paragraph 4 on Schedule "F", the Tenant's right of first refusal rights contained in paragraph 5 on Schedule "F" and the Tenant's parking rights and shall not disclose the financial terms of this Lease. Such document shall be subject to the approval of the Landlord's solicitors, but at the Landlord's expense. Such approval shall be obtained prior to the document being registered, and shall be prepared by the Tenant and registered at the sole cost and expense of the Tenant.

SECTION 15.11     ACCRUAL OF BASIC RENT AND ADDITIONAL RENT

                  Rent will be considered as annual and accruing from day-to-day based upon a three hundred and sixty-five (365) day calendar year and where it becomes necessary for any reason to calculate Rent for an irregular period of less than one (1) year, an appropriate apportionment and adjustment will be made.


SECTION 15.12     COMPLIANCE WITH THE PLANNING ACT

                  It is a condition of this Lease that the subdivision control provisions of the Planning Act (Ontario), and amendments thereto, be complied with if they apply. If the provisions of the Planning Act do apply, then until any necessary consent to the Lease is obtained, the Term (including any extensions thereof) and the Tenant's rights granted by this Lease are deemed to extend for a period only of twenty-one (21) years less one (1) day from the Commencement Date.

SECTION 15.13     QUIET ENJOYMENT

                  If the Tenant pays the Rent and observes and performs all its terms, covenants and conditions, the Tenant shall and may peaceably possess and enjoy the Premises for the Term without any hindrance, interruption or disturbance from the Landlord or any other Person lawfully claiming by, from or under it, unless otherwise permitted under the terms of this Lease.

SECTION 15.14     CONSENT AND APPROVAL

                  Whenever a party (the "Deciding Party") is making a determination (including, without limitation, a determination of whether or not to provide its consent or approval where the Deciding Party's consent or approval is required), designation, calculation, estimate, conversion or allocation under this Lease, the Deciding Party shall (unless this Lease specifically provides to the contrary) act reasonably, in good faith and without undue delay, unless the Lease otherwise provides. If the Deciding Party refuses to provide its consent or approval when requested to do so, it shall provide the party requesting such consent or approval (the "Requesting Party") with the reasons for its refusal at the same time as it advises the Requesting Party that it refuses to provide its consent or approval. Each accountant, architect, engineer or surveyor, or other professional Person employed or retained by the Landlord will act in accordance with the applicable principles and standards of that Persons' profession.


        ARTICLE 16
        DEFINITIONS AND INTERPRETATION

SECTION 16.1      DEFINITIONS

         In this Lease, unless there is something in the subject matter or context inconsistent therewith, the following words and terms, which may be used in the singular or the plural, have the respective meanings given them as follows:

"Additional Rent" means all sums of money or charges required to be paid by the Tenant under this Lease (except Basic Rent) whether or not designated "Additional Rent" or payable to the Landlord;

"Additional Buildings" has the meaning given that term in section 2.5;

"Additional Services" means the services and supervision thereof by the Landlord referred to in Section 5.5 hereof, and all other services of any nature or kind supplied by the Landlord in addition to those required to be supplied by the Landlord to the Tenant pursuant to this Lease, except for any services which the Landlord elects to supply to all of the tenants of the Building the cost of which is included in Operating Costs;

"Alterations" means any repairs, replacements, decorations, Leasehold Improvements or other alterations made by the Tenant or its representatives to any part of the Premises, or made by any other tenant to any other Premises in the Building;

"Architect" means the architect, surveyor or space planner from time to time named by the Landlord. The decision of the Architect whenever required by this Lease (or requested by the Landlord) and any certificate prepared or approved by the Architect will be final and binding, except in the case of manifest or demonstrable error;

"Basic Rent" means the sums payable by the Tenant to the Landlord as set out in
Section 3.2 of this Lease;

"BOMA" means the Standard Method for Measuring Floor Area in Office Buildings - American National Standard, as approved June 7, 1996 and known as BOMA Z65.1-1996;

"Building" means the multi-storey office building erected on the Lands and located in the City of MARKHAM, Province of ONTARIO, known municipally as 302 TOWN CENTRE BOULEVARD, MARKHAM and forming a part of the Project, from and including the lowest floor or level of the Building to and including the roof thereon, the Common Areas and

Facilities, the Parking Areas, and the areas and facilities serving the Building, as determined by the Landlord, which areas and facilities may include, without limitation, lobbies, foyers and vestibules, sidewalks, storage and mechanical areas, janitor rooms, mail rooms, telephone, mechanical and electrical rooms, stairways, escalators, elevators, truck and receiving areas, driveways, loading docks and corridors and shall also include the Retail Area, the Office Area, the Storage Areas and those areas designated or intended by the Landlord to be leased or used for service, administration, management, safety and operational purposes;

"Business Day" means any day which is not a Saturday, Sunday or a statutory holiday observed in Ontario, and "Business Days" shall have a corresponding meaning;

"Capital Taxes" - intentionally deleted;

"Common Areas and Facilities" means: (a) those areas, facilities, utilities, improvements, equipment and installations in the Property, or the Project as the case may be, which, from time to time, are not designated or intended by the Landlord to be leased to tenants of the Building, or the Project as the case may be; and (b) those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the Project, whether or not located within, adjacent to, or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities, including, without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to the use and benefit thereof in the manner and for the purposes permitted by this Lease;

"Excluded Costs" means the following:

(a) any and all costs of repairs or replacements to the Structure;

(b) any and all costs and expenses incurred as a result of faulty construction or design, improper materials or workmanship or defects or weaknesses in respect of the Structure of the Building;

(c) any income taxes, corporation taxes, capital taxes, business taxes, or other taxes personal to the Landlord, or interest or penalties relating to the late payment by the Landlord of any taxes, whether personal to the Landlord or not;

(d) any ground rentals, and any principal, interest or other carrying charges or mortgage payments or other financing costs in respect of the Project;

(e) any and all costs and expenses which are considered to be capital expenses in accordance with generally accepted accounting principles. However, the Landlord may amortize any such costs and expenses over the useful life of the item to which such costs and expenses relate in accordance with generally accepted accounting principles and may include in the Operating Costs applicable to each year of the term of the Lease, the amortized amount attributable to such year of the term;

(f) depreciation and interest on the undepreciated portion of items located on the Lands which may be depreciated;

(g) any costs or expenses (including real property taxes) in respect of any lands which do not form part of the Project as parking area, landscaped area or built upon common area;

(h) any reserves for future expenditures which would be incurred subsequent to the then current accounting year;

(i) any costs incurred by the Landlord to the extent that the Landlord receives insurance proceeds (or would have received had it taken out the insurance required by this Lease to be taken out by it);

(j) any increase in the cost of the Landlord's insurance where such increase is attributable to the actions or omissions of other tenants or occupants of the Building;

(k) all work to the Premises necessitated by the non-compliance of the Landlord or its contractors, subcontractors, suppliers or those for whom the Landlord is responsible at law, with governing codes, by-laws, laws, regulations and ordinances relating to the construction of the Premises;

(l) all costs attributable to the operations of any other tenant in the Building, other than occupancy costs;

(m) all amounts paid by the Landlord for enforcing or honouring the leases of any other tenant or occupant of the Building or for remedying or fulfilling the obligations, whether to the Landlord or to any other party, of any other tenant or occupant of the Building;

(n) all hard and soft costs of development and construction, reconstruction and redevelopment of the Building (except for those items of work designated in this Lease as the Tenant's work), including, without limitation, any levies, charges, fees or assessments imposed by governmental authorities having jurisdiction over the development and construction of the Building (such as, by way of example, development charges, education development charges, cash in-lieu-of land conveyances, sewer impost charges and Building permit fees);

(o) any amounts paid by the Landlord to persons, firms or corporations which do not deal with the Landlord at arm's length (as determined pursuant to the Income Tax Act (Canada)) to the extent, if any, that such payments exceed the amount which would be paid to person, firms or corporations which do deal with the Landlord at arm's length;

(p) amounts expended by the Landlord for advertising and promotion of the Building;

(q) the amount of any leasing commissions, tenant inducements, legal fees or tenant allowances in connection with leasing any part of the Building;

(r) costs of improving or renovating space for a tenant or space vacated by a tenant;

(s) costs or expenses to the extent recoverable by warranty or recoverable from third parties (subject to the other provisions of this Lease)and any amounts directly chargeable by the Landlord to any other tenant or tenants other than as Operating Costs or Taxes;

(t) all goods and services tax payable by the Landlord on the purchase of goods and services included in Operating Costs to the extent that the Landlord may claim same as a credit or refund in determining its net tax liability on account of goods and services tax;

(u) all management and administration costs (including wages and benefits) for offsite or head office overhead of the Landlord (but this provision shall not prohibit the inclusion of the Landlord's administrative fee);

(v) costs or expenses arising from or relating the existence of a Hazardous Substance on the Lands on which the Premises are located, or the containment or removal of such pollutants, including, without limitation, all costs of making any alterations, repairs or replacements in connection with or as a result of such Hazardous Substances, unless the Tenant is responsible for Hazardous Substances being located on such Lands; and

(w) expenses for the defense of the Landlord's title to the Premises and/or the Building;

(x) charitable or political contributions; and

(y) artwork costs in excess of $20,000 per item except as artwork costs in excess of such amount may be required by a regulatory or other municipal or government authority.

"Extension Term" has the meaning given that term in paragraph 1 on Schedule "F";

"Fixtures" means all fixtures (other than trade fixtures) and equipment installed in the Premises, affixed in any manner thereto or to any of its systems;

"Fixturing Period" - intentionally deleted;

"Hazardous Substances" means any contaminant, pollutant, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, hazardous waste, flammable, explosive or radioactive material, urea formaldehyde foam insulation, asbestos, PCB's or any other substances or materials that are declared or defined to be hazardous, toxic, contaminants or pollutants in or pursuant to any applicable federal, provincial or municipal statute, by-law or regulation;

"Indemnifier" - intentionally deleted;

"Landlord" means the party of the First Part and includes the Landlord and its duly authorized representatives;

"Landlord's Covenants" means all of the terms, covenants and conditions of this Lease on the part of the Landlord to be observed and performed;

"Landlord's Employees" means the Landlord's directors, officers, employees, servants, agents and those for whom the Landlord is responsible at law;

"Landlord's Work" means all construction and other work referred to as "Landlord's Work" in Schedule "C" attached hereto; "Lands" means the lands underneath, adjacent and appurtenant to the Building, as more particularly described in Schedule "A" attached to this Lease or as such Lands may be altered, expanded or reduced from time to time;

"Lease" means this agreement and all the terms, covenants and conditions set out herein, as amended from time to time in accordance with Section 15.2(c) hereof;

"Leasehold Improvements" means all items generally considered as leasehold improvements at law, including without limitation all installations, alterations and additions from time to time made, erected or installed in the Premises by or on behalf of the Tenant, or any previous occupant of the Premises or by or on behalf of tenants in other premises in the Building including, without limitation, all partitions however affixed and whether or not moveable, heating, ventilating and air-conditioning systems, facilities and equipment, light fixtures, internal stairways and doors, floor, wall and ceiling coverings, and any and all fixtures, facilities, equipment or installations installed by or on behalf of the Landlord in accordance with Schedule "C". For greater certainty, only free-standing furniture, equipment and trade fixtures not in any material way connected to the Premises or to any Utilities system shall not be considered a Leasehold Improvement;

"Market Rental" means, at any given time, the then current market net rental rate for net leases with similar terms (including, without limitation, the length of the term and the frequency of adjustments in rent, if any) entered into at arm's length for premises of similar size, age, quality and use, similarly improved and fixtured in similar office buildings in the vicinity of the Building;

"Mortgagee" means any mortgagee or chargee (including any trustee for bondholders), from time to time, of the Project or any part thereof, or of the Landlord's or the Owners' interest in the Project;

"Normal Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Mondays to Fridays unless such a day is a statutory holiday;

"Operating Costs" means the total amounts incurred, paid or payable whether by the Landlord or by others on behalf of the Landlord which are applicable or attributable to the Property (or the Project, as the case may be) for the complete management, administration, operation, insuring, repair and maintenance of the Property (or the Project, as the case may be)(including, without limitation, interior and exterior maintenance and janitorial services and the cost of utilities consumed in the Building) as a first class property. Operating Costs shall be calculated without duplication of expense, without profit to the Landlord (which shall not be construed so as to eliminate the Landlord's administration fees) and in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Operating Costs include, without limitation and without duplication, the aggregate of:

(a) the total annual costs of insuring the Property (or the Project, as the case may be) and equipment and other property servicing the Property (or the Project, as the case may be) from time to time as the Landlord, or the Mortgagee, from time to time determines;

(b) the cost of cleaning (including carpet cleaning and window cleaning), snow removal, garbage and waste collection and disposal, including the cost of performing the work referred to in Section 5.2(a), and the cost of security, supervision and traffic control;

(c) the aggregate of the costs and amounts paid by the Landlord, to the extent such costs are not separately metered and paid for directly by individual tenants, for Utilities used in the maintenance, operation, heating, ventilating and air-conditioning of the Building;

(d) salaries, wages and other amounts paid or payable for all management, supervisory, and operational personnel including the Property (or the Project, as the case may be) manager, engineers, janitors, caretakers, security staff, management personnel (in each case whether employed by the Landlord or pursuant to a third party management contract) and all other related staff and the total charges (including contributions and premiums for fringe benefits, unemployment insurance, and Workers' Compensation, pension plan contributions and similar premiums and contributions) of any independent contractors or managers, engaged in the repair, care, maintenance, security, management and cleaning of the Property (or the Project, as the case may be);

(e) the cost of the rental of any equipment and signs, and the cost of supplies, used by the Landlord in the maintenance and operation of the Property or the Project as the case may be and the cost of the directory board signage in the Building;

(f) audit fees and the cost of accounting services incurred in the preparation of the statements referred to in this Lease and the financial statements related thereto, and in the computation of the Rent and other charges payable by tenants of the Building;

(g) the cost of all repairs to and maintenance (including, without limitation, landscaping maintenance) and operation of the Property (or the Project, as the case may be) and the systems, facilities and equipment serving the Building (including without limitation, the components of the heating, ventilating and air-conditioning systems serving portions of the Building which are maintained and repaired by the Landlord) and all repairs undertaken by the Landlord for the general safety and benefit of the tenants of the Property (or the Project, as the case may be) or to reduce Operating Costs and the cost of installing separate meters for any utilities in the Building incurred generally with respect to the Building;

(h) if the costs described in paragraph (g) above constitute a capital expenditure in accordance with generally accepted accounting principles, the Landlord may amortize any such costs and expenses in accordance with generally accepted accounting principles and may include in the Operating Costs applicable to each year of the term of the Lease, the amortized amount attributable to such year of the term;

(i) all Taxes attributable to the Property (or the Project, as the case may be);

(j) all business taxes and other Taxes, if any, from time to time payable by the Landlord with respect to the Common Areas and Facilities;

(k) the Market Rental, business taxes and other Taxes, if any, attributable to space in the Building occupied by the Landlord or the Building manager for management, supervisory or administrative purposes including, without limitation, space leased or used for service, administration, management, safety and operational purposes; and

(l) if the Landlord has retained an arm's length property manager for the Property (or the Project, as the case may be), the amount charged to the Landlord by such property manager.

From the total of the above costs, there shall be deducted (but only if originally included):

(i) all net recoveries which reduce Operating Costs received by the Landlord from tenants as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants of provisions in their respective leases (other than recoveries from such tenants under clauses in their respective leases requiring their contribution to Operating Costs); and

(ii) net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that the proceeds relate to Operating Costs.

Despite the foregoing, Operating Costs shall not include any Excluded Costs;

"Parking Areas" means the improvements constructed, or which may be constructed, in or as part of the Building or the Property for use as parking facilities and the areas and facilities that are appurtenant solely to those improvements, including, without limitation, the underground parking facilities serving the Project;

"Person", if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof.

"Premises" means the premises demised by this Lease as set out in Section 2.1;

"Prime Rate" means the annual rate of interest from time to time publicly quoted by any Canadian chartered bank designated by the Landlord as its reference rate of interest for determining rates of interest chargeable in Toronto on Canadian dollar demand loans to commercial customers;

"Project" has the meaning given that term in Section 2.5;

"Property" means the Building and the Lands as herein defined, and as the same may be modified, altered, amended or otherwise changed in the future;

"Proportionate Share" means a fraction to be calculated by the Landlord, in each case being a fraction which has as its numerator the Rentable Area of the Premises and as its denominator the Rentable Area of the Building. The Landlord may recalculate or adjust the Tenant's Proportionate Share from time to time due to changes, additions or improvements to the Building;

"Rent" means all Basic Rent and Additional Rent payable hereunder;

"Rentable Area" of any portion of the Building, including the Premises, shall be determined in accordance with BOMA, and adjusted from time to time to take account of any structural, functional or other change affecting the Building;

"Retail Area" - intentionally deleted;

"Storage Areas" means all those areas (which in all cases are separate and apart from leasable premises) to be used by tenants for storage in conjunction with use of leasable premises.

"Structure" means the foundations, roof (including the roof membrane), exterior wall assemblies including weather walls and bearing walls, subfloor and structural columns and beams of the Building and any other portions of the Building designated by the Landlord from time to time as Structure;

"Taxes" means all real property taxes, rates, duties and assessments (including local improvement taxes, except for those imposed in connection with the original construction of the Property or any part of it), imposts, charges or levies, whether general or special, that are levied, rated, charged or assessed against the Property (or the Project, as the case may be) or any part thereof or Rent therefrom from time to time by any lawful taxing authority, whether federal, provincial, municipal, school or otherwise, and any taxes or other amounts which are imposed in lieu of, or in addition to, any such real property taxes whether of the foregoing character or not and whether in existence at the Commencement

Date or not, including, without limitation, any excise tax, business transfer tax or any tax levied, rated, charged or assessed in respect of the rental of space by the Tenant under this Lease, and any real property taxes or other taxes levied or assessed against the Landlord on account of its interest in the Property (or the Project, as the case may be) or any part thereof, or its ownership thereof, as the case may be, calculated on the basis of the Building or buildings being assessed as a fully leased and operational building or buildings, and the reasonable costs and expenses incurred for consulting, appraisal, legal and other services to the extent they are incurred in an attempt to minimize or reduce any of the foregoing real property taxes or other taxes referred to above;

"Tenant" means the party of the Second Part. If there is more than one Tenant, any notice required or permitted by this Lease may be given by or to any one of them and has the same force and effect as if given by or to all of them. Any reference to "Tenant" includes, where the context allows, the Tenant's Employees;

"Tenant's Covenants" means all of the terms, covenants and conditions of this Lease on the part of the Tenant to be observed and performed including, without limitation ,the payment of Basic Rent and Additional Rent;

"Tenant's Employees" means the Tenant's directors, officers, employees, servants, agents and those for whom the Tenant is responsible at law;

"Tenant's Work" means all construction and other work required to be provided or performed in order to render the Premises complete and suitable to open for business, including without limitation, all work designated as Tenant's Work in Schedule "C" attached hereto but excluding those items specifically referred to as "Landlord's Work";

"Term" means the term of this Lease as set out in Section 1.3, any extended or renewal term and any overholding period;

"Transfer" means any of:

         (a)      an assignment of this Lease by the Tenant in whole or in part;

         (b) any arrangement, written or oral, whether by sublease, licence or otherwise, whereby rights to use space within the Premises are granted to any Person (other than the Tenant) from time to time, which rights of occupancy are derived through or under the interest of the Tenant under this Lease; and

         (c) a mortgage or other encumbrance of this Lease, or the Leasehold Improvements or Fixtures or of all or any part of the Premises, or any interest therein; and

"Transferee" means any Person deriving rights through a Transfer;

"Utilities" means all gas, electricity, water, sewer, steam, fuel, power, telephone and other utilities used in or for the Building or the Premises, as the case may be, or allocated to the Premises by the Landlord in accordance with the terms of this Lease.

SECTION 16.2      INTERPRETATION

                  The provisions of Schedule "C" attached hereto in respect of Tenant's Work shall apply in respect of work performed by the Tenant at the commencement of the Term and throughout the Term of this Lease.

IN WITNESS WHEREOF, the Landlord and the Tenant have signed and sealed this Lease.


302 TOWN CENTRE LIMITED


Per:__________________________
                                   Name:
                                   Title:


Per:__________________________
                                   Name:
                                   Title:


DELANO TECHNOLOGY CORP.


Per:__________________________
                                   Name:
                                   Title


Per:__________________________
                                   Name:
                                   Title:

         SCHEDULE "B"

         FLOOR PLAN


         See Diagrams Attached.


SCHEDULE "C"

CONSTRUCTION OF THE BUILDING


         ARTICLE 1
         Landlord's Work

         The Landlord's Work shall consist of completing the Building in accordance with the Landlord's specifications, which shall include the following:

(a) in the Premises, constructing 2 training rooms, 60 private offices and meeting rooms, 3 boardrooms, 1 kitchen , 1 lunch room , 2 kitchenettes, a reception area with marble entrance (the foregoing shall not include equipment and fixtures). All paint, carpet, marble, vinyl tiles and cabinets to be selected by Tenant from Landlord's standard samples for a class "A" office building;

(b) elevator to be card accessed controlled after business hours;

(c) card access system for front door of the Building and all other doors leading to the Premises and the underground parking area serving the Building (the "Parking Area");

(d) the installation of such lighting in the Parking Area as to make same well lit and secured;

(e) the lobby on the Main Floor to be finished in accordance with a Class "A" office building including a tenant's directory;

(f) all windows to be covered with horizontal Venetian blinds;

(g) all doors to be full height wood with individual locks;

(h) all offices and work areas to have individual light switches;

(i) washrooms on all floors as per code;

(j) after hour access only through enter phone system or card access system;

(k) supply cabling conduit or trays for all floors of the Building;

(l) change the colour of utility room on the roof of the Building;

(m) all lighting in the office area to be glare free lighting;

(n) installation of such controls so that the lighting, heating and air-conditioning to the Premises may be controlled by the Tenant 24 hours a day, seven days a week, at no additional cost to the Tenant, other than the actual cost of the Utilities consumed and the costs set out in Section 5.5;

(o) landscaping to be completed no later than June 2000 subject to force majeure;

(p) all exterior lighting to be according to code at a minimum but must be well lit for security of employees;

(q) lit pylon sign listing all tenants in the Building to be placed in such location as determined by the Landlord's architect;

(r) construction of a deck on the second floor "walk out" area, with glass sliding door access;

(s) to supply a qualified space planner for the Tenant to enable the Tenant to plan the office layout at no cost to the Tenant; and

(t) to supply halogen pot lights in board rooms and entranceways to provide reasonable illumination.




         ARTICLE 2
         Tenant's Work

(a) Any alterations or construction not included as part of the Landlord's Work and any changes desired by the Tenant which depart from the Building's standard or which involve the use of materials not standard to the Building are the Tenant's Work. The Tenant's Work is subject to the Landlord's prior written approval and shall be completed at the expense of the Tenant.

(b) All permits necessary for the installation of the Tenant's Leasehold improvements and approval of plans must be obtained from the applicable authorities prior to the commencement of installations by the Tenant at its expense. The Tenant's Work shall be carried out in accordance with section 9.3.

(c) The Tenant and its contractors are responsible to remove garbage and debris from the Premises daily and place same into garbage containers provided by the Landlord for that purpose. All tenants will be assessed their share, as reasonably determined by the Landlord, of the cost of providing empty garbage containers on the job site during the construction of their Premises. Any of the Tenant's garbage or debris removed by the Landlord's employees will be charged to the Tenant's account and shall be payable as Additional Rent by the Tenant within fifteen (15) days following invoice.

(d) The Tenant will pay to the Landlord within fifteen (15) days of demand: (a) all reasonable costs incurred by the Landlord with respect to supervision and administration during the installation of the Leasehold Improvements, including without limitation, supervision by mechanical, engineering and other consultants; (b) all reasonable costs incurred by the Landlord during the period the Tenant fixtures the Premises for vertical transport of men and materials with respect to the carrying out of the Tenant's Work in the Premises; and (c) all other costs incurred by the Landlord during the period the Tenant fixtures the Premises as more particularly set out in Section 2.4 of the Lease.

         ARTICLE 3
         Procedures

Section 3.1 The Tenant shall, prior to entering any portion of the Building or the Premises for the commencement of the Tenant's Work, complete each of the following obligations to the Landlord's satisfaction:

(a) prepare and submit to the Landlord for approval (in triplicate) working drawings and specifications for the Tenant's Work as prepared by one or more qualified design engineers, each of whom to be approved by the Landlord. The Tenant's submission shall include full architectural, mechanical, electrical and structural drawings and specifications.

(b) The Landlord shall notify the Tenant either of its approval thereof or of all the specific changes required by it and the Tenant shall then promptly prepare and submit to the Landlord within fifteen (15) days next following, complete drawings and specifications so amended.

(c) For the preparation of its mechanical and electrical plans and the specifications for the plumbing, heating, ventilating, air conditioning, sprinklers and electrical systems, the Tenant shall employ persons suitably qualified in that field acceptable to the Landlord and such plans and specifications shall be subject to the prior written approval of the Landlord and the Landlord's consultants.;

(d) provide the Landlord with certificates of insurance in a form satisfactory to the Landlord, duly executed by the Tenant's insurers evidencing that the insurance required to be placed by the Tenant pursuant to the Lease has been obtained;

(e) ensure that all work on or in respect of the Premises is performed by competent workmen in a good and workmanlike manner. All contractors shall be subject to the prior reasonable approval of the Landlord;

(f) provide evidence satisfactory to the Landlord that the Tenant has obtained at its expense all necessary consents, permits and licenses from all appropriate governmental and regulatory authorities. Should the Tenant fail to obtain any such required consent, permit or license, the Landlord may, but shall not be obliged to, obtain same on behalf of the Tenant, the cost or expense incurred by the Landlord shall be payable by the Tenant as Additional Rent within fifteen
(15) days following invoice, and the Landlord shall be entitled to exercise all of the remedies contained in Article 14 hereof; and

(g) provide evidence satisfactory to the Landlord of the Tenant's work schedule for completion of the Tenant's Work.


         ARTICLE 4
         Requirements after Performance of Tenant's Work

          The Tenant shall, upon completion of the Tenant's Work and if requested by the Landlord:

Section 4.1 Provide the Landlord with statutory declarations of the head contractor and one of the Tenant's officers (the "declaration"):

(a) stating that the Tenant's Work has been performed in accordance with all of the provisions of the plans and specifications approved by the Landlord and Schedule "C" and that all deficiencies (if any) which the Landlord has brought to the Tenant's attention have been corrected;

(b) stating that there are no construction lien or other liens or encumbrances registered or otherwise outstanding against the Premises or the Building in respect of work, services or materials relating to the Tenant's Work and that all accounts for work, services or materials have been paid in full with respect to all of the Tenant's Work;

(c) listing each contractor and subcontractor who did work or provided materials in connection with the Tenant's Work;

(d) confirming the date on which the last work was performed and materials were supplied.

Section 4.2       Deleted.

Section 4.3 Provide to the Landlord a clearance certificate issued under the Workers' Compensation Act in respect of each contractor and subcontractor listed on the declaration.

Section 4.4 Obtain and provide to the Landlord a copy of every occupancy and other permit which may be required by any governmental or other regulatory authority having jurisdiction, to permit the Tenant to open for business.

Section 4.5 Provide the Landlord with a certificate of a professional engineer or architect acceptable to the Landlord, certifying that the Tenant's Work has been carried out in accordance with the plans and specifications as approved by the Landlord, the Architect and the Landlord's engineering consultants.

         ARTICLE 5
         Liens

Section 5.1 The Tenant shall ensure that no construction liens or other liens or encumbrances in respect of materials supplied or work done or to be done by the Tenant or on behalf of the Tenant or related to the Tenant's Work shall be registered against or shall otherwise affect the Project or any part thereof or the Landlord's, or the Tenant's interest in the Project or any part thereof.


         ARTICLE 6
         General

Section 6.1 The opinion in writing of the Architect shall be binding on both the Landlord and the Tenant respecting all matters of dispute regarding the Landlord's Work and the Tenant's Work, including the state of completion and whether or not the work is completed in a good and workmanlike manner and in accordance with the approved plans.

Section 6.2 The Landlord or public utility companies, subject to the Landlord's approval, shall have the right prior to and throughout the term of the Lease to install utility lines, drainage and other pipes, conduits, wires or ductwork where necessary through the ceiling space, column space or other parts of the Premises and to maintain, repair or replace same. The Tenant shall, prior to and throughout the Term of the Lease, provide the Landlord with free and uninterrupted access for such purpose as and when required, after receipt of reasonable notice with respect to the requirement for such access.

Section 6.3 The Landlord, or the Architect or contractor, shall at all times have access to inspect the Tenant's Work whenever it is in preparation or progress.

SCHEDULE "D"

METHOD OF FLOOR MEASUREMENT

         Intentionally Deleted

SCHEDULE "E"

RULES AND REGULATIONS


A.. The Tenant will not place or permit any debris, garbage, trash or refuse to be placed or left in or upon any part of the Building outside of the Premises.

B.. The Landlord will permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use of the main entrance and the stairways, corridors, elevators, if any, or other mechanical means of access leading to the Premises, subject to the Building's security systems and requirements. At times other than during Normal Business Hours the Tenant and its employees will have access to the Building and to the Premises only in accordance with the Rules and Regulations and will be required to identify themselves satisfactorily and to register in any book which may at the Landlord's option be kept by the Landlord for that purpose. In no event will the Tenant be permitted to move in or out of the Premises during Normal Business Hours.

C.. The Landlord will permit the Tenant and its employees to use the washrooms on the Tenant's floor of the Building.

D.. The Tenant will permit access to the Premises for window cleaners to clean the windows of the Premises during Normal Business Hours.

E.. The sidewalks, entrances, passages, elevators and staircases will not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Premises or the Building.

F.. The Tenant, its agents, servants, contractors, invitees or employees, will not bring in or take out, position, construct, install or move any safe or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the written consent of the Landlord. The Landlord will have the right to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms, to distribute weight. All damage done to the Building by moving or using any heavy equipment or other office equipment or furniture will be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture will occur only by prior arrangement with the Landlord. No Tenant will employ anyone to do its moving in the Building other than staff of the Building, unless permission to employ anyone else is given by the Landlord and the reasonable cost of such moving will be paid by the Tenant. Safes and other heavy office equipment and machinery will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators except during hours approved by the Landlord.

G.. The Tenant will not place or cause to be placed any additional locks upon any doors of the Premises without the approval of the Landlord and subject to any reasonable conditions imposed by the Landlord.

H.. Canvassing, soliciting and peddling in or about the Building are prohibited.

Intentionally Deleted.

I.. The Tenant will not place or maintain any supplies, merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or elsewhere in the Building.

J.. The Tenant will not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein, which in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building by the Landlord or the occupants and tenants thereof or their agents, servants, invitees or employees.

K.. The Tenant will use only the Building standard window blinds as determined by the Landlord and will not install or permit to be installed on or adjacent to the windows in the Premises any other window coverings or shades of any type whatsoever whether or not visible from the outside of the Building, including, without limitation, drapes, curtains, blinds or shades.

L.. The Tenant shall not receive or ship fixtures, equipment or articles of any kind whatsoever except through facilities, doors and elevators designated by the Landlord and at hours prescribed by the Landlord and under the supervision of the Landlord, its agents or employees.

M.. The Tenant will, at its expense, comply with any waste management, disposal and recycling requirements of both the Landlord and any applicable governmental authorities.

         SCHEDULE "F"

         ADDITIONAL PROVISIONS

1.       Right to Extend

(a) The Tenant may extend the term of this Lease for one further term of five
(5) years (such term being called the "Extension Term"), commencing on the day following the date of expiration of the Term, provided that the Tenant shall only be entitled to extend this Lease if it:

(i) is not in default of any provision of the Lease beyond any cure period provided in respect of such default in the Lease; and

(ii) advises the Landlord in writing that it wishes to extend this Lease not less than 6 months prior to the expiration of the Term.

(b) If the Tenant exercises its right of extension in accordance with the foregoing, this Lease shall be extended upon the same terms and conditions herein contained, save and except as follows:

(i) there will be no further right of extension;

(ii) the Landlord will not be required to perform the Landlord's Work, if any, and the Tenant will not be required to perform the Tenant's Work, if any, and the Tenant will not be entitled to any leasehold improvement allowance, tenant inducement or rent free period;

(iii) the Basic Rent shall be the then current fair Market Rental of the Premises, as established by the mutual agreement of the Landlord and the Tenant but not less than that payable in the last year of the Term. If the Basic Rent for the Extension Term has not been agreed upon by the Landlord and the Tenant at least 90 days prior to the expiry of the Term, the Basic Rent for the Extension Term will be determined in accordance with the following procedure:

(A) each party will within five (5) Business Days of the expiry of the time period referred to above appoint a qualified real estate appraiser and advise, in writing, the other party of the person appointed (which notice shall set out the Appraiser's name, address, phone and fax number and experience);

(B) within five (5) Business Days of both Appraisers being appointed, the two Appraisers so chosen shall appoint a third Appraiser and advise the Landlord and the Tenant of such appointment;

(C) if either party fails to appoint an Appraiser within five (5) Business Days of receiving written notice from the other party of the appointment of such party's Appraiser, then the Appraiser so appointed shall determine the fair market rental value of the Premises in accordance with the procedure set out below;

(D) in order to be selected as an Appraiser, the person so selected shall be qualified by education, experience and training to value real estate for rental purposes in the Province of Ontario and have been ordinarily engaged in the valuation of real property in the Greater Toronto area for the 5 years immediately preceding their appointment;

(E) acting independently of each other, each of the 3 Appraisers within 30 days after the appointment of the third Appraiser (or, if only 1 Appraiser is appointed, that Appraiser) shall submit to the Landlord and the Tenant a written report and appraisal stating his/her opinion as to the Market Rental of the Premises during the Extension Term. The 2 of the 3 appraisals reported by the 3 Appraisers which are closest in amount shall be averaged and the Basic Rent for the Extension Term will be equal to such averaged amount (or, if only 1 Appraiser has been appointed, the Basic Rent for the Extension Term will be equal to the amount determined by such Appraiser). Provided that in no event shall the Basic Rent be less than that payable during the last year of the Term. The determination of the Basic Rent for the Extension Term in accordance with the foregoing will be conclusive and binding upon the Landlord and the Tenant; and

(F) the cost of the Appraiser selected by a party shall be borne by that party and the costs of the third Appraiser shall be borne equally by the parties.

2.       Tenant Financing

         The Landlord acknowledges and agrees that if the Tenant obtains bank or other institutional financing (such lender being called the "Bank"), and if requested by the Bank, the Landlord will waive its right to distrain against the personal property of the Tenant in favour of the rights which the Bank may, at any time, have with respect to the personal property of the Tenant. The Landlord shall also agree with the Bank that in no event will the Landlord exercise any right to or claim any interest in the personal property of the Tenant in priority to the security interests of the Bank, whether pursuant to the Landlord's right of distress or under any security agreement that the Landlord may hold, or otherwise.

3.       Landlord's Representations and Warranties

         The Landlord represents and warrants that as of the Commencement Date:

(a) it is the registered owner in fee simple of the Lands and such Premises are unencumbered;

(b) it has the full right and authority to enter into this Lease with the Tenant and to lease the Premises to the Tenant in accordance with this Lease;

(c) to the best of its information and belief, all heating and air conditioning equipment and all mechanical, electrical and plumbing systems serving the Premises shall be in good working order on the Commencement Date; and

(d) to the best of its information and belief, there is no asbestos, PCB's of any other contaminants contained within the Premises and the Premises have not otherwise been contaminated by any dangerous, toxic or hazardous substances or contaminants as contemplated by the Environmental Protection Act (Ontario).

4.       Expansion

         From and after the date the parties sign this Lease to June 1, 2000 (the "VACANT PERIOD"), the Landlord shall not lease all of any part of the balance of the second floor of the Building (the "BALANCE"). At any time during the Vacant Period, the Tenant shall be entitled to give written notice to the Landlord advising the Landlord that it wishes to lease the Balance, whereupon this Lease shall be deemed to be amended so that the Premises includes the Balance, except that:

(a) the Landlord's Work shall consist of such work which the Tenant requires to be done to the Premises, provided that such work which shall consist of open space finish, using materials comparable to or the same as those used for the balance of the Second

         Floor (the "BALANCE WORK");

(b) the Landlord shall complete the Balance Work within thirty (30) days following the date that the Tenant advises the Landlord of the Balance Work; and

(c) the Tenant shall not be required to pay any Rent in respect of the Balance until the date that the Landlord notifies the Tenant that the Balance Work has been substantially completed, upon which date Rent, including Basic Rent on the Balance at the rate per square foot then in effect for the Premises, shall commence to be payable.

5.       Right of First Refusal

(a) From and after the date the parties sign this Lease, so long as the Tenant is Delano Technology Corp. and is not in default beyond any cure period provided for in the Lease and is in occupation of the whole of the Premises, if the Landlord makes or receives from a third party (the "Third Party") a bona fide offer (which shall include any agreement or offer prepared by the Landlord and which is made and acceptable to such third party, any counter-offer or other response thereto) to lease premises (the "Additional Premises") in the first of the Additional Buildings provided such building is to be used for commercial office purposes (the "First Building") to be constructed by the Landlord (the "Third Party Offer"), the Landlord shall immediately deliver a true copy of the Third Party Offer to the Tenant. Despite the foregoing, this section shall:

(i) not apply if the Additional Premises which are the subject matter of the Third Party Offer exceed 20,000 square feet; and

(ii) cease to apply upon the Tenant leasing at least 20,000 square feet in the First Building.

(b) Upon receiving a true copy of the Third Party Offer, the Tenant shall have two(2) Business Days (the "Acceptance Period") within which to advise the Landlord in writing that it wishes to lease all or any part of the Additional Premises on the same terms as contained in the Third Party Offer, save and except that (A) the term shall be co-terminus with the Term; and (B) the Tenant may use the Additional Premises for the same uses as the Premises (collectively, the "Modified Terms"). If the Tenant:

(i) so advises the Landlord within the Acceptance Period, the Landlord shall lease the Additional Premises to the Tenant on the terms contained in the Third Party Offer; or

(ii) fails to so advise the Landlord within the Acceptance Period, the Landlord shall be entitled to lease the Additional Premises to the Third Party in accordance with the Third Party Offer.

(c) If the Landlord and the Third Party amend a material term of the Third Party Offer, the Landlord shall again be required to comply with the provisions of this section.

(d) For greater certainty, the Tenant's rights contained in this section shall continue throughout the Term and shall in no way be diminished or extinguished by the Tenant failing to elect to lease the Additional Premises at any time or times during the Term.

(e) The Tenant shall prior to taking possession of any portion of the Additional Premises execute an amending agreement to this Lease.

6.       Parking

         Throughout the Term, the Tenant and all persons using the Project shall be entitled to the use of two hundred and twenty-five (225) parking spots in common with all other users thereof in the underground parking facilities serving the Building at no additional rental cost. The Tenant shall be entitled to up to twenty-five (25) of such spots as being for the Tenant's exclusive use in a location designated by the Landlord.

7.       Garbage Disposal Box

         Throughout the Term, the Landlord shall make available to the Tenant, a garbage disposal box and the Landlord shall be responsible for the removal of all garbage from such disposal box, the costs of which may be included in Operating Costs.